    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1999
                          COMMISSION FILE NO. 333-65583




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                               AMENDMENT NO. 1 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                             JAWS TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               603-7TH AVENUE S.W.

                                    SUITE 380

                         CALGARY, ALBERTA CANADA T2P 2T5
                                 (403) 508-5055
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

             NEVADA                           7371                     98-0167013
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)

                                ROBERT KUBBERNUS
                             CHIEF EXECUTIVE OFFICER
                             JAWS TECHNOLOGIES, INC.
                         603-7th Avenue S.W., Suite 380
                        Calgary, Alberta, CANADA T2P 2T5
                                 (403) 508-5055
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

               Approximate Date of Commencement of Proposed Sale to the Public:
As soon as possible after the Registration Statement is declared effective.

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                CALCULATION OF REGISTRATION FEE
=====================================================================================================================
        Title of Each                                  Proposed Maximum       Proposed Maximum
     Class of Securities             Amount To         Offering Price Per    Aggregate Offering         Amount of
      To Be Registered           Be Registered(1)         Security (2)              Price           Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock Underlying       25,000,000 Shares of
Bristol Asset Shares          Common Stock                     $0.28             $ 7,000,000           $2,372.88
---------------------------------------------------------------------------------------------------------------------
Common Stock Underlying       3,000,000 Shares of
Bristol Asset Warrants        Common Stock                     $0.28             $   840,000           $  284.75
---------------------------------------------------------------------------------------------------------------------
Common Stock Underlying TK
Convertible Debentures        12,000,000                       $0.28             $ 3,000,000           $1,016.95
---------------------------------------------------------------------------------------------------------------------
Common Stock Underlying TK
Warrants                      1,428,572                        $0.28             $   400,000           $  135.59
---------------------------------------------------------------------------------------------------------------------
TOTAL                         41,428,572 Shares                $0.28             $11,240,000           $3,810.17
=====================================================================================================================

(1) Calculated pursuant to Rule 457(c) and (g).

(2) Based on the closing bid price of the Registrant's Common Stock on October 7, 1998, as quoted in the NASD OTC Bulletin Board.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the securities and exchange commission, acting pursuant to said section 8(a), may determine.

The information in this registration statement is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities exchange commission is effective. This registration statement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             JAWS TECHNOLOGIES, INC.

                              CROSS REFERENCE SHEET


              ITEM NUMBER AND HEADING IN                                       LOCATION
           FORM SB-2 REGISTRATION STATEMENT                                  IN PROSPECTUS
           --------------------------------                                  -------------
1.    Front of the Registration Statement and Outside
      Front Cover Page of Prospectus..................  Not Applicable
2.    Inside Front and Outside Back Cover Pages of
      Prospectus......................................  Not Applicable
3.    Summary Information and Risk Factors............  Prospectus Summary; Risk Factors
4.    Use of Proceeds.................................  Use of Proceeds
5.    Determination of Offering Price.................  Not Applicable
6.    Dilution........................................  Not Applicable
7.    Selling Security Holders........................  Selling Security Holders
8.    Plan of Distribution............................  Plan of Distribution
9.    Legal Proceedings...............................  Business
10.   Directors, Executive Officers, Promoters and
      Control Persons.................................  Management; Certain Transactions; Risk Factors
11.   Security Ownership of Certain Beneficial Owners
      and Management..................................  Security Ownership of Certain Beneficial Owners and
                                                        Management
12.   Description of Securities.......................  Description of Securities
13.   Interest of Named Experts and Counsel...........  Not Applicable
14.   Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities..  Not Applicable
15.   Organization Within Last Five Years.............  The Company; Business
16.   Description of Business.........................  Business; Prospectus Summary; Risk Factors;
                                                        Management's Discussion and Analysis
17.   Management's Discussion and Analysis or Plan
      of Operations...................................  Management's Discussion and Analysis
18.   Description of Property ........................  Business
19.   Certain Relationships and Related Transactions..  Certain Transactions
20.   Market for Common Equity and Related
      Stockholder Matters.............................  Market for Common Equity and Related Stockholder
                                                        Matters; Description of Securities
21.   Executive Compensation..........................  Management; Executive Compensation
22.   Financial Statements............................  Financial Statements
23.   Changes in and Disagreements With Accountants
      on Accounting and Financial Disclosure..........  Not Applicable

Prospectus                                                     January 11, 1999

 JAWS TECHNOLOGIES, INC.


This Prospectus relates to an aggregate of 41,428,572 shares of Common Stock issuable to Bristol Asset Management V LLC and Thomson Kernaghan & Co. based upon two separate financing arrangements which we have secured. The important terms of each of the financing arrangements are detailed for you in the table below.

Name of financier                            Type of financing        Important terms

                         Additional compensation


                         "Put" options giving     Price per share at      Bristol Asset is to
Bristol Asset            us the right to          which Bristol Asset     receive warrants for
Management V LLC         obligate Bristol Asset   is to buy: 77% of the   the purchase of up to
                         to buy up to             lowest sale price in    3,000,000 shares
                         25,000,000 shares of     the twenty days         exercisable at 95%
                         Common Stock for         immediately prior to    of the average
                         up to $7,000,000.        the purchase of the     closing bid price on
                                                  shares.                 the day of the
                                                                          issuance of the
                                                                          warrant.

                         10% Convertible          Price per share for     Thomson Kernaghan
Thomson Kernaghan        Debenture with a         conversion: 78% of      is to receive warrants
& Co.                    principal amount of      the average closing     for the purchase of
                         $2,000,000. The          bid price in the 3      up to 1,428,572
                         Debenture can be         trading days prior to   shares exercisable at
                         converted into up to     (i) the date of the     the average closing
                         12,000,000 shares of     notice of conversion;   bid price three days
                         Common Stock.            or (ii) September 25,   prior to the date of
                                                  1998, whichever is      exercise.
                                                  lower.

Please note that the number of shares to be issued to Bristol Asset and TK depends upon: (i) the amount of financing which we choose to receive; and (ii) the price per share at which the investment is made. Each of the financing agreements requires us to register a maximum number of shares so that all shares which could be issued by us per the financing agreements will have been registered. We do not expect for all of these shares to be acquired by Bristol Asset and/or TK and therefore it is likely that only a portion of the shares will be available for resale.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 14.

The information in this Registration Statement is not complete and may be changed. We will not sell these securities to Bristol Asset or TK until the Registration Statement filed with the Securities Exchange Commission is effective. This Registration Statement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal defense.


                              AVAILABLE INFORMATION

               We have filed a registration statement with the Securities Exchange Commission under the Securities Act with respect to the shares registered hereby. This Prospectus omits certain information contained in said registration statement as permitted by the rules and regulations of the Commission. For further information with respect to Jaws Technologies, Inc. and our Common Stock, reference is made to the registration statement, including the exhibits thereto. Statements contained herein concerning the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to such contract or other document filed with the Commission as an exhibit to the registration statement, or otherwise, each such statement being qualified in all respects by such reference. The registration statement, including all of the attached exhibits and schedules , may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates and at the Commission's web site, www.sec.gov.



























                               PROSPECTUS SUMMARY


               The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this Prospectus. The statements which are not historical facts contained in this Prospectus are forward-looking statements that include risks and uncertainties, including those described under "Risk Factors."

                                   THE COMPANY



               We are a Nevada corporation which owns a 100% interest in Jaws Technologies, Inc., a Canadian company with offices in Alberta, Canada ("Jaws Canada"). Jaws Canada has developed software encompassing encryption algorithms which uses 4,096 keys to scramble data. Software, also developed by Jaws Canada, is required in order to unscramble the encrypted data.


               Jaws Canada software operates under Windows 3.1, Windows 95, Windows 98, and Windows NT. Other platforms are currently under development.


               The programming of Jaws Canada software has been in development for approximately 15 years. In May, 1998, we concluded the research and development stage for Jaws Canada's first product, JAWS L5 DATA ENCRYPTION SOFTWARE. A sales and marketing team for the product was built and thus far, we have three agreements with internet service providers ("ISP's") pursuant to which such companies shall market and sell our products and services. The product has been tested and validated through a number of engineering sources for its programming efficiency, structure and strengths.



               We believe that there are numerous markets for the Jaws Canada software. Value Added Resellers (VAR) are a significant potential market for Jaws Canada products. External software developers can use Jaws Canada software as an added benefit in their product to enhance their particular product offering. Accounting software programs, database developments, E-mail programs and communication software are all potential channels for Jaws Canada software. Additional potential customers include the Smart Card industry, hand-held computing devices, telecommunications and access control devices. The Jaws Canada product provides security enhancements to existing products offered by other manufacturers. Direct sales channels for our company include Internet service providers, data warehouses, corporate networks and personal computer users.

               We recently entered into an investment agreement with Bristol Asset Management V LLC ("Bristol Asset") dated August 27, 1998, pursuant to which Bristol Asset granted us the right to require Bristol Asset to purchase up to $7,000,000 in Common Stock of the Company, subject to conditions, at a price equal to seventy-seven percent (77%) of the lowest sale price during the ten-day period immediately prior to the purchase. As part of this transaction, Bristol Asset also received warrants to purchase up to 3,000,000 shares at 95% of the average closing bid price on the date of issuance. As of December 24, 1998, no financing has been received from Bristol Asset.




               In addition, we also entered into a Debenture Acquisition Agreement dated September 25, 1998 with Thomson Kernaghan & Co., Ltd. an Ontario corporation ("TK"). Pursuant to this agreement, TK purchased from Jaws up to $2,000,000 of a 10% Convertible Debenture and $400,000 in warrants. As of the date of this registration statement, we have taken $210,000 of Thomson Kernaghan's Convertible Debenture and issued 1,912,320 shares.



               We anticipate that the net proceeds from the exercise of the put options related to the Bristol Asset financing and the 10% Convertible Debenture granted to Thomson Kernaghan & Co. and all underlying warrants will be added to the general funds of the Company and used for working capital and other general corporate purposes. The TK financing and the proceeds which may be raised pursuant to such transaction has been made pursuant to an exemption provided by Regulation S of the Securities Act of 1933 (the "Reg S Offering"). See "Management's Discussion and Analysis of Financial Condition and Results of Operation." The Company will pay for all of the expenses of this Prospectus, estimated to be approximately $50,000.



               Our executive offices are located at 603-7th Avenue, S.W., Suite 380, Calgary, Alberta, Canada T2P-2T5 and our telephone number is (403) 508-5055.


                                  THE OFFERING



Common Stock Offered Hereby.................. 41,428,572 shares

Common Stock Outstanding as of
     November 10, 1998.......................  8,700,000 shares(1)

Common Stock Outstanding after
    the Offering............................. 50,128,572 shares

Use of Proceeds.............................  For the product development, expansion of sales and marketing and working capital.  See "Use of Proceeds."

Risk Factors................................  An investment in the Common Stock involves a high degree
of risk and immediate substantial dilution..  See "Risk Factors" and "Dilution".

NASD OTC Bulletin Board Symbol................. JAWZ



--------------------------
(1) An additional 10,428,572 shares are held in escrow pursuant to the terms of the Debenture Acquisition Agreement. These shares underlie a Convertible Debenture issued to Thomson Kernaghan & Co. which, as of the Record Date, had not been converted. This figure also does not include the following shares reserved for issuance: (a) 1,429,700 shares of Common Stock underlying grants pursuant to the 1998 Jaws Stock Option Plan; (b) 25,000,000 shares of Common Stock underlying the Bristol Asset Shares; and (c) 4,428,572 shares of Common Stock pursuant to the Bristol Asset and TK warrants.


SUMMARY FINANCIAL DATA

                        CONSOLIDATED FINANCIAL STATEMENTS


               The summary financial data in the table are derived from the audited consolidated financial statements and related notes thereto of our company. The data should be read in conjunction with the consolidated financial statements and the related notes contained elsewhere herein.



             SUMMARY OF SELECTED CONSOLIDATED FINANCIAL INFORMATION



                                      Nine month period ended           January 27, 1997 through
                                         September 30, 1998                 December 31, 1997
                                      -----------------------           ------------------------
Results of operations
---------------------
Revenue                                     $    28,440                         $      --
Expenses                                    $ 2,238,504                         $ 136,854
Net loss for the period                     $ 2,210,064                         $ 136,854

Financial position

Current assets                              $    47,200                         $     7,611
Working capital (Deficiency)                $  (414,195)                        $   (25,365)
Total assets                                $   130,272                         $     9,931
Total liabilities                           $   476,953                         $   111,135
Stockholder's equity (Deficiency)           $  (346,681)                        $  (101,204)



                           FORWARD-LOOKING STATEMENTS


               This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations ," and "Business." Such statements are indicated by words or phrases such as "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "the Company believes," "the Company intends," "we believe," "we intend" and similar words or phrases. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this Prospectus are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to the Company in persons acting on our behalf are expressly qualified in their entirety by the following cautionary statements.

                                  RISK FACTORS




               An Investment in the Securities Offered Hereby Involves a High Degree of Risk. In Addition to the Other Information Contained in the Prospectus, Prospective Investors Should Carefully Consider the Following Risk Factors Before Making an Investment. The Cautionary Statements Made in this Prospectus Should Be Read as Being Applicable to All Related Forward-looking Statements Wherever They Appear in this Prospectus. The Company's Actual Results Could Differ Materially from Those Discussed Herein. Factors That Could Cause or Contribute to Such Differences Include Those Discussed Below, as Well as Those Discussed Elsewhere Herein.


RISKS CONCERNING JAWS US


               Minimal Revenues to Date. With exception of the fiscal quarter ending September 30, 1998, we have not had revenues since our inception. Even the revenues generated in the third quarter of 1998 were minimal ($28,440). We can not foresee when we will be able to rely upon revenues for the operation of the business. Outside financing is not guaranteed and is often on costly terms. Accordingly, we can not assure investors that the Company will continue to operate without revenues and/or other sources of funding.



               Material Risks with Respect to Funding from Bristol Asset and Thompson Kernaghan ("TK"). While we have secured financing from each of Bristol Asset and TK, the terms of the financing are not very favorable for us. The price at which each of the financiers shall receive shares is below the trading price at the time of the exercise and this could have an adverse effect on the market prices of the shares. In addition, in each of the financing agreements, there are terms pursuant to which Bristol Asset and TK shall not be obligated to purchase shares. Under these limited circumstances, financing can not be guaranteed. While we believe that the financing by TK and Bristol Asset will be enough to carry on the business of our Company for the next thirty-six months, in the event that the financing is not available, we would need to find other sources of funding and no assurances can be given that such funding will be available, and, if available, that it will be upon terms satisfactory to us.



               Accountant's Going Concern Opinion. The audited financial statements of our Company include a note disclosing that our recurring losses from operations and net capital deficiency raise substantial doubts about our ability to continue as a going concern. While we have secured funding to continue operation of the Company, it is not on favorable terms for the Company and there is no guarantee that we will cease to have recurring losses from operations and net capital deficiency in the near future.



               Limited Contracts for the Sale of Products. To date, the Company has entered into three contracts for the sale of our services and products. While we are constantly exploring different opportunities for contracting with others the sale of our services and products, no other contracts exist and we can not guarantee that any other contracts will be signed. Without additional contracts, it will be difficult to successfully market and sell our services and products.



               Tradename. A number of U.S. international companies currently use all or a portion of the name "Jaws" in connection with products or services in industries different from that of the Company. While we are attempting to qualify under a trademark throughout the U.S. and Canada, significant issues may be present as to the ability to widely use the name "Jaws" in connection with the products or services to be rendered by our Company.



               Intellectual Property and Proprietary Rights. The Company attempts to protect its proprietary rights in the Company's software by utilizing copyright, trademark, and trade secrets laws, employee and third party non-disclosure/confidentiality agreements, and other methods of protection common in the industry. Despite any precautions that may be taken by the Company, it may be possible for an unauthorized third party to copy or reverse-engineer certain portions of the Company's software or to obtain and use information that the Company regards as proprietary. We do not presently own any patents, copyright registrations, or registered trademarks, but we filed a U.S. patent application for the L5 Data Encryption algorithm. We license the source code for our software to some customers to enable them to customize the software to meet particular requirements. Although the Company's source code license contains confidentiality and nondisclosure provisions, there can be no assurance that such customers will take adequate precautions to protect the source code. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the mechanisms used by the Company to protect its software will be adequate or that the Company's competition will not independently develop software products that are substantially equivalent or superior to the Company's software products. As the number of software products in the industry increases and the functionality of these products further overlaps, the Company believes that software programs could become increasingly the subject of infringement claims. See "Business -- Intellectual Property."

               Limitation of Liability of Directors. As permitted by the Nevada General Corporation Law, the Company's Articles of Incorporation, as amended, eliminate, with certain exceptions, the personal liability of its directors to the Company and its shareholders for monetary damages as a result of a breach of fiduciary duty. Such a provision makes it more difficult to assert a claim and obtain damages from a director in the event of a breach of his fiduciary duty. The Nevada General Corporation Law provides that a corporation has the power to
(i) indemnify directors, officers, employees and agents of the corporation against judgments, fines and amounts paid in settlement in connection with suits, actions and proceedings and against certain expenses incurred by such parties if specified standards of conduct are met; and (ii) purchase and maintain insurance on behalf of any of the foregoing parties against liabilities incurred by such parties in the foregoing capacities. The Bylaws of the Company provide for indemnification of its officers and directors against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are made parties by reason of being or having been officers or directors of the Company; except in relation to matters as to which any such director or officer is adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. However, such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or otherwise.


               Dependence on Key Personnel. The success of the Company depends to a significant extent upon the performance of its key officers. The loss of one or more of such officers could have a material adverse effect on the Company. We believe that our company's future success will depend in large part upon our ability to attract and retain highly skilled managerial, technical and sales and marketing personnel, who are in demand. We can not assure that we will be able to attract and retain such personnel.



               Risks Related to Possible Acquisitions. While there are no current plans for expansion, we may expand our operations in the future through the acquisition of additional businesses. We cannot assure that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses into the Company without substantial expenses, delays or other operational or financial problems. In addition, acquisitions may involve a number of special risks or effects, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities and amortization of acquired intangible assets and other one-time or ongoing acquisition related expenses, some or all of which could have a material adverse effect on the Company's business, operating results and financial condition. Client satisfaction or performance problems of a single acquired firm could have a material adverse impact on the reputation of the Company as a whole. We are also unable to assure that acquired businesses, if any are acquired, will have revenues and earnings. The failure of the Company to arrange its acquisition strategy successfully could have a material adverse effect upon the Company's business, operating results and financial condition.


               Although the Company's products have never been the subject of infringement claims, there can be no assurance that third parties will not assert infringement claims against the Company in the future or that any such assertion will not require the Company to enter into royalty arrangements or result in costly litigation and liability.


               Year 2000 Compliance Risk. We believe that our principal software products are Year 2000 compliant. However, because our products are designed to work with other software products developed and sold by third parties, any failure of these third party software products to be Year 2000 compliant could result in the failure of the Company's software products to effectively operate. Any such failure could harm the Company's reputation in the market and could have an adverse effect on sales of the Company's products and its financial performance.



               Dividends and Cash Flow. Our Company has a limited history and currently does not have an operating business. We have no present intention to pay dividends to our shareholders.


RISKS CONCERNING JAWS CANADA


               Creditworthiness of Clients. The value of Jaws Canada's computer equipment, software, and intellectual property may depend on the credit and financial stability of its customers. Jaws Canada's projected income would be adversely affected if a significant number of customers were unable to meet their obligations to Jaws Canada or if Jaws Canada were unable to continue to collect its account receivables. In the event of default by customers, Jaws Canada could experience delays in enforcing its rights as a vendor and may incur substantial costs in protecting its investment.

               Start-Up Company. The business of Jaws Canada should be considered highly speculative due to its present stage of development. Jaws Canada does not have a history of earnings nor has it sufficiently diversified its business. Accordingly, it cannot mitigate the risks associated with planned activities. Jaws Canada has limited cash and other assets and a limited business history. Security holders must rely solely upon the ability, expertise, judgment, discretion, integrity and good faith of the Company's management in all aspects of the development and implementation of Jaws Canada's business strategy.



               Competition. The market for information technology services is very competitive. There are a large number of competitors and it is a rapidly changing environment. Primary competitors include participants from a variety of market segments, including "Big Five" accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, facilities management companies, general management consulting firms and programming companies. Many of these competi tors have significantly greater financial, technical and marketing resources and greater name recognition than Jaws Canada. In addition, Jaws Canada competes with its client's internal resources, particularly where these resources represent a fixed cost to the client. Such competition may impose additional pricing pressures on Jaws Canada. There can be no assurances that Jaws Canada will compete successfully with its existing competitors or with any new competitors.



               Rapid Technological Change; Dependence on New Solutions. Jaws Canada's success will depend in part on its ability to develop information technology solutions that keep pace with continuing changes in information technology, evolving industry standards and changing client preferences. There can be no assurance that Jaws Canada will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, Jaws Canada will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render Jaws Canada's services uncompetitive or obsolete. Jaws Canada's failure to address these developments could have a material adverse effect on Jaws Canada's business, operating results and financial conditions.


               Attraction and Retention of Employees. Jaws Canada's business involves the delivery of professional services and is labor-intensive. Jaws Canada's success depends in large part upon its ability to attract, develop, motivate and retain highly skilled technical employees. Qualified technical employees are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that Jaws Canada will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. Jaws Canada has historically experienced turnover rates which it believes are consis tent with industry norms. An increase in this rate could have a material adverse effect on Jaws Canada's business, operating results and financial condition, including its ability to secure and complete engagements.

               Dividends. Since incorporation, Jaws Canada has not paid any dividends on its outstanding Jaws Canada Common Shares and has no present intention to pay such dividends.


RISKS CONCERNING THE SECURITIES OF JAWS US


               Limited Trading History of Jaws US Common Shares; Stock Price Volatility. Between February 1, 1998 and December 14, 1998, the closing sale price for the Company's stock ranged from $.28 per share to $1.28 per share. The market price of the Company's Common Stock could continue to fluctuate substantially due to a variety of factors, including quarterly fluctuations in results of operations, adverse circumstances affecting the introduction of market acceptance of new products and services offered by the Company, announcements of new products and services by competitors, changes in the information technology ("IT") environment, changes in earnings estimates by analysts, changes in accounting principles, sales of Jaws US Common Shares by existing holders, loss of key personnel and other factors.



               The market price for the Jaws US Common Shares may also be affected by our ability to meet analysts' expectations. Failure to meet such expectations, even if not material, could have a negative effect on the market price of our shares.



               In addition, the stock market is subject to extreme price and volume fluctua tions. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against our company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect upon our business, operating results and financial condition.



               Possible Volatility of Securities Prices. The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. The market prices of the securities of many publicly-traded companies in the computer industry have in the past been and can be expected in the future to be especially volatile. Factors such as our operating results, announcements concerning technological innovations, new products or systems may have a significant impact on the market price of the Company's securities.

               Risks of Low-Priced or Penny Stock. The Common Stock of the Company is traded on the NASD OTC Bulletin Board. As such it is subject to Rule 15(g)-(9) under the 1934 Act such Rule adversely effects the ability of purchasers in this Offering to sell of the securities acquire hereby in the secondary market.

               Rule 15g-9 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission defines a penny stock to be any equity security that has a market price of less than $5.00 per share (exclusive of commissions), subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exemption is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.


               In addition, trading in the Common Stock would be covered by Rules 15g-1 through 15g-6 under the 1934 Act for non-Nasdaq and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from these rules if the market price is at least $5.00 per share.



               The regulations on penny stocks such as the Company's could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.


               No Dividends Anticipated on Common Stock. The Company has not paid any dividends on its Common Stock to date. The Company does not currently intend to declare or pay any dividends on its Common Stock in the foreseeable future, but plans to retain earnings, if any, for development and expansion of its business operations.

USE OF PROCEEDS


               It is currently anticipated that the net proceeds from the exercise of the put options related to the Bristol Asset financing and the 10% Convertible Debenture granted to Thomson Kernaghan & Co. and all underlying warrants, to the extent that such financing is taken by us, will be added to the general funds of the Company and used for working capital and other general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operation." To date, only $210,000 of the Convertible Debenture has been converted and none of the Bristol Asset put options have been exercised. Additional financing related to these or other transactions may not occur. The Company will pay all the expenses of this Prospectus, estimated to be approximately $50,000.



               The foregoing represents the our best estimates of the application of the net proceeds of the Reg. S Offering based upon present plans and current business conditions. Unforeseen events, changed business conditions and a number of other factors that are beyond the control of the Company, could necessitate changes in the application of net proceeds. The Company reserves the right to reallocate the net proceeds among the various uses described above or for such other purposes as it, in its sole discretion, deems necessary or desirable. In the event that the Company changes the use of proceeds of this Offering, the Company may require immediate additional debt or equity financing to meets its business plan. If the need should arise, there can be no assurance that any such financing would be available on terms that are favorable to the Company, if at all.


               The Company may use a portion of the net proceeds to acquire businesses, products or technologies complementary to the Company's current business. The Company has no present commitments or agreements and is not currently involved in any negotiations with respect to any such acquisitions. The Company has not determined the amounts it plans to expend on each of such uses or the timing of such expenditures. The amounts actually expended for each such use, if any, are at the discretion of the Company and may vary significantly depending upon a number of factors, including future revenue growth and the amount of cash generated by the Company's operations.

DIVIDEND POLICY

               The Company has not paid any dividends since its inception and has no current plans to pay dividends on the Common Stock in the foreseeable future. The Company intends to reinvest future earnings, if any, in the development and expansion of its business. Any future determination to pay dividends will depend upon the Company's results of operations, financial condition and capital requirements and such other factors deemed relevant by the Company's Board of Directors.



                           CONSOLIDATED CAPITALIZATION



               The following table sets forth the consolidated capitalization of Jaws Technologies, Inc. as at September 30, 1998 before and after giving effect to the offerings:




                       Authorized             Outstanding as at      Pro Forma at September 30,
                       ----------               September 30,       1998 After Giving Effect to
                                                    1998                   the Offerings
                                              -----------------     ---------------------------
Common       20,000,000 common shares        $2,030,084(2)            $13,177,041(2)(3)(4)(5)
stock        at $0.001 par value             (8,700,000 shares)       (47,286,081 shares) (1)

Preferred    5,000,000 preferred shares             Nil                          Nil
shares       at $0.001 par value




NOTES



1. The Company proposes to increase authorized common stock to 95,000,000 common shares at $0.001 par value, subject to shareholder approval in January, 1999 and prior to the issuance of these shares.



2.   Includes $2,021,384 of capital in excess of par value.



3.   Assumes the issuance of the following shares of Common Stock:



     i) 25,000,000 shares pursuant to the put option issued by Bristol Asset Management V LLC ("Bristol Asset") for cash consideration of $7,000,000 based on a price per share of $0.28. See Note 5 to the consolidated financial statements included herein.

     ii) 3,000,000 shares pursuant to the exercise of Bristol Asset warrants for cash consideration of $840,000 based on a price per share of $0.28. See Note 5 to the consolidated financial statements included herein.



     iii) 9,157,509 shares pursuant to the exercise of the $2,000,000 10% convertible debenture held by Thomas Kernaghan & Co. Ltd. ("TK"), convertible at a conversion price of $0.2184 per common share. See
          Note 7 to the consolidated financial statements included herein.



     iv) 1,428,572 shares pursuant to the exercise of warrants issued to TK, at an exercise price of $0.28 per common share, for cash consideration of $400,000. See Note 7 to the consolidated financial statements included herein.



4. Includes contributed surplus totaling $564,100 pursuant to the issuance of the $2,000,000 10% convertible debenture held by TK, representing the amount attributed to the value of the conversion option.



5. Includes contributed surplus totaling $342,857 pursuant to the issuance of 1,428,572 warrants to TK, representing the value attributed to the warrants.




                     MARKET FOR THE COMPANY'S COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS


               The Common Stock of the Company commenced quotation on the OTC Bulletin Board under the symbol "JAWZ" in late 1997. Until the third quarter of 1997 no substantial public trading market had developed for the Common Stock of Jaws.

               NASD OTC Bulletin Board  ........                 Symbols
                        Common Stock ...........                 JAWZ

               The Company has not paid any dividends on its Common Stock since its inception and has no current plans to pay dividends on the Common Stock in the foreseeable future. In addition, the Company's ability to pay cash dividends is restricted by the Company's current credit facilities, and future borrowings may contain similar restrictions. The Company intends to reinvest future earnings, if any, in the development and expansion of its business. Any future determination to pay dividends on the Common Stock will depend upon the Company's results of operations, financial condition and capital requirements and such other factors deemed relevant by the Company's Board of Directors.


               The closing price of the Common Stock of the Company as reported on the NASD OTC Bulletin Board Issues on December 20, 1998, by brokers making a market, was $.42.


               Jaws US' Common Stock is traded on the NASDAQ OTC Bulletin Board under the symbol JAWZ. The following table summarizes the trading activity of Jaws from February 1998.

--------------------------------------------------------------------------------
                                        Price Range            Trading Volume
--------------------------------------------------------------------------------
                                    High           Low
February, 1998                      1.00           0.59            333,800
March, 1998                         1.06           0.88            693,200
April, 1998                         1.22           0.94          2,480,000
May, 1998                           0.88           0.75            869,700
June, 1998                          0.85           0.55          1,740,000
July 6-10, 1998                     0.64           0.48            274,500
July 13-17, 1998                    0.51           0.58            289,700
July 20-31, 1998                    0.76           0.47          1,993,900
August 3-7, 1998                    0.78           0.66            344,500
August 10-14, 1998                  0.68           0.54            887,100
August 17-21, 1998                  0.60           0.54            475,400
August 24-31, 1998                  0.56           0.35            575,900

Totals                                                          10,957,700
--------------------------------------------------------------------------------







On December 30, 1998 the high and low prices of the Company's Common Stock were $.37 and $.43 per share, respectively. As of November 10, 1998 there were approximately 42 holders of record of Jaws US Common Stock.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

               Jaws Canada develops software encompassing encryption algorithms to be used to secure binary data in various forms. Since the commencement of operations in October of

1997 and through the present, the Company and Jaws Canada have been in a development stage. During this period, the Company has been and is engaged primarily in recruiting personnel, establishing a corporate headquarters, developing software and licensing software from external developers for integration in Jaws Canada proprietary software.


               The Company's internal product development costs incurred prior to establishing technological feasibility are expensed in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." In accordance with SFAS No. 86, the Company capitalizes product development costs subsequent to establishing technological feasibility and amortizes previously capitalized product development costs by using: (i) the revenue curve method; or (ii) the straight-line method over the estimated economic life of the product, which typically ranges from six months to two years.



               The Company has experienced significant losses since its inception, resulting primarily from overhead and other costs incurred in the development and growth of the Company. Moreover, the Company expects to incur substantial up-front expenditures and operating costs in connection with the expansion of its marketing efforts, which may result in significant losses for the foreseeable future. There can be no assurance that the Company will be able to successfully implement its growth and business strategies, that its revenues will continue to increase in the future or that it will be able to achieve or sustain profitable operations.


COMPARATIVE AMOUNTS


               Jaws US was incorporated on January 27, 1997 but did not commence operations until July, 1997. Accordingly, the following discussion and analysis compares the financial position of the Company as at September 30, 1998 with that as at December 31, 1997, and compares the results of operations for the nine months ended September 30, 1998 with those for the fiscal period ended December 31, 1997.


RESULTS OF OPERATIONS


               Nine Months Ended September 30, 1998 compared to fiscal period ended December 31, 1997.



               The Company did not earn any revenues during 1997 since it was in the initial stages of development and startup. Revenues earned during the nine months ended September 30, 1998 in the amount of $28,440. Although substantial sales and marketing efforts were undertaken during this period, sales contracts are not booked as revenue until actually realized. Management believes that sales for the next period will positively reflect these efforts.

               Expenses in all categories have increased significantly as a result of establishment of operations and moving toward commercialization stage. These include expenses related to the preparation of various marketing and sales documents and materials, requirements for office space, supplies and stationery, and related costs. The significant increase in consulting expenses reflects the Company's decision to obtain various marketing, promotion, financial and general business assistance and expertise on a contract basis for the immediate term. Management anticipates that all its operating, and general and administrative expenses will continue to rise as the operation grows its markets and sales opportunities.


               The loss from operations includes a one time write-off of the Company's acquired software development costs. The Company's policy of expensing software development costs as incurred until technological feasibility has been established, is consistent with generally accepted accounting principles; however, the write-off of $909,003 is a non-cash item and therefore did not result in any cash flow hardship for the company.


               Management believes that expenses will continue to increase and revenues for the next period will not be sufficient to support the expenses. Management will continue to require equity investment for the next period to support these losses, with the gap between revenue and expenses lessening slightly.


               The Company has budgeted around the equity investments available to be drawn upon from Bristol Asset and Thomson Kernaghan. Management believes that these funds should be sufficient for the next 36 months and will meet the growing needs of the Company. The Company believes that it will not need further financing other than what has been arranged. However, the Company continues to search for alternative forms of financing in the event that either Thomson Kernaghan or Bristol Asset fail to meet their contractual obligations.


FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES


               Net cash used in operating activities was $727,588 for the nine month period ended September 30, 1998 compared to $110,798 for the fiscal period ended December 31, 1997, as a result of the increased expenses incurred as noted above. The Company's working capital deficiency of $414,195 as at September 30, 1998 has increased from the deficiency of $25,365 at December 31, 1997. Management believes the negative working capital position must be addressed in the next period and is working towards arranging the appropriate equity investments to maintain reasonable levels of working capital.



               Cash on hand at September 30, 1998 decreased to $00.00 from $111 at December 31, 1997 primarily as a result of the cash used for operations as noted. A net amount of $954,686 was raised from stock issuances during the nine months ended September 30, 1998 (compared to only

$35,650 during 1997) and was deployed primarily to fund working capital requirements, with a balance remaining of $00.00 at September 30, 1998. In addition, the Company repaid stockholder loans in the amount of $117,044 during this period, and acquired approximately $90,008 of fixed assets as part of building the necessary infrastructure and systems needed to support the additional staff hired during the period. Management estimates that for each new position created in the Company, approximately $7,200 will be expended in infrastructure costs (i.e. furniture, software licensing, technology and general office and stationery requirements).



               Prepaid expenses, consisting of premises deposits and legal fee retainers increased from $7,500 at December 31, 1997 to $27,112 at September 30, 1998. The decrease in organizational costs from December 31, 1997 to September 30, 1998 reflects the amortization of these costs over a 60 month period.



               Accounts payable have increase dramatically from $32,976 at December 31, 1997 to $437,086 at September 30, 1998 as a result of the efforts expended to commercialize the products and services offered by the company. The Company has moved from research and development to full commercialization during this reporting period and an increase in this category was anticipated as a result of the increased activity. Management also believes that this trend will continue until cash flow from sales are realized allowing the company to reduce the trade accounts in a more timely fashion.



               The Company has not established any lines of credit outside of trade accounts, and will not be in a position to negotiate any lines of credit until sales contracts have been validated and matured. The Company has not used any debt instruments to date due to its early stage of operations.


FLUCTUATIONS IN OPERATING RESULTS

               The Company's quarterly operating results have fluctuated significantly in the past and will likely fluctuate significantly in the future depending on a variety of factors, several of which are not in the Company's control. Such factors include the demand for the Company's products and the products of its competitors, development and promotional expenses related to the introduction of products or enhancements, the degree of market acceptance for the Company's products and enhancements, the timing of orders from significant customers, delays in shipment, the level of price competition, changes in computing platforms, the nature and magnitude of product returns, order cancellations, software defects and other quality problems, the length of product life cycles, the percentage of the Company's sales related to international sales and changes in personnel. Based on the foregoing, the Company believes that period to period comparisons of operating results should not be relied upon as indicative of future results.

FINANCING



Bristol Asset



               The Company has entered into an Investment Agreement with Bristol Asset Management V LLC ("Bristol Asset") dated August 27, 1998 pursuant to which Bristol Asset has granted to the Company the right to require Bristol Asset to purchase up to $7,000,000 in shares of Common Stock of the Company. Bristol Asset, upon request of the Company, is required to purchase shares at a 23% discount to the lowest trade price in the prior ten (10) days. Bristol also received warrants to purchase up to 3,000,000 shares at 95% of the average closing bid price on the day of the issuance. As of the date herein the Company has not received any financing and has not issued any shares thereunder to Bristol Asset.



               The total number of shares of Common Stock underlying the Bristol Asset put options and warrants that are registered pursuant to the Form SB-2 Registration Statement equals 28,000,000.



Thomson Kernaghan



               The Company entered into a Debenture Acquisition Agreement dated September 25, 1998 with Thomson Kernaghan & Co., Ltd., an Ontario corporation ("TK"). Pursuant to this agreement, TK purchased from Jaws US up to $2,000,000 of a 10% Convertible Debenture ("Debenture") and $300,000 in a series of warrants.



               The purchase price for the Debenture shall be payable in a series of the closings. The initial closing on October 1, 1998 provided Jaws US with $200,000, less commissions and fees, to be utilized by the Company primarily for operating capital.

               Additional closings at the rate of no more than one per month and in the amount $200,000 per month are scheduled conditioned upon effectiveness of the Company's 1933 Securities Act and 1934 Securities Act Registration maintenance, minimum bid prices and daily volume requirements.



               TK shall receive a 10% commission on all payments made for the Debenture, and $100,000 principal amount of a series of warrants of Jaws US exercisable at a per share price equal to the average of the closing bid prices of the Common Stock of the Company as quoted on the NASD Electronic Bulletin Board for the three days prior to the initial funding date.



               The Company will be depositing into escrow a total of 13,428,572 shares of Common Stock, all of which shall be registered pursuant to this Form SB-2 Registration Statement with the Securities and Exchange Commission, as the Common Stock underlying the Debenture and the warrants issued to TK.



               The Debenture is all due and payable on October 31, 2001, provided that TK shall have the right, at its option beginning on the 30th day after the initial funding date to convert in $100,000 increments or multiples thereof the principal amount to shares of the Company's at a conversion price equal to the lower of 78% of the average closing bid price of the Common Stock on the principal market for the Common Stock for the three trading days immediately preceding (i) the date of notice of conversion, or (ii) the date of the Convertible Debenture (September 25, 1998). If the price of the Common Stock of the Company has substantially diminished for the three trading days prior to notice of conversion, the number of shares of Common Stock issuable upon conversion could exceed the amount registered hereunder.



               The warrants to purchase Common Stock consist of two separate warrants, one for $300,000 face amount and the other for $100,000 face amount, both issued to TK in consideration for its execution and funding under the Debenture Acquisition Agreement. The total number of shares of the Common Stock underlying the TK warrants that are registered pursuant to the Form SB-2 Registration Statement equals 1,428,572.



               As of the date herein, the Company had received an aggregate of $210,000 less commissions and fees, from TK pursuant to the terms of the Debenture. The conversion rate in each of the transactions was at $.11 per share and accordingly 1,543,320 shares of Common Stock were taken out of escrow and are held by TK.



YEAR 2000 COMPUTER ISSUE



               The Company, as well as its customers and suppliers and the financial institutions and governmental entities with which it deals (collectively, "Third Parties"), utilize information systems that will be affected by the date change to the year 2000. Many of these systems, if not modified or replaced, will be unable to properly recognize and process date- sensitive information before, on and after January 1, 2000.



State of Readiness



               In July, 1998, the Company organized a Year 2000 project team to assess the impact of the Year 2000 issue on its operations, develop plans to address the issue and implement compliance. The project team developed a company-wide, Year 2000 remediation plan which consists of a ten-step process to examine the Company's own system and those which the Company estimated may adversely affect the Company's systems: (1) in-house computer equipment; (2) outside supported network equipment; (3) bandwidth providers; (4) in-house software; (5) outside supported network software; (6) contractors; (7) in-house auxiliary equipment; (8) physical plant; (9) suppliers; and (10) liability.



               For each of the above-listed systems, the Company's approach toward becoming Year 2000 compliant has been as follows:



               (1)    In-house computer equipment:



                      Since inception, the company has insisted that all new equipment purchased be certified to be year 2000 compliant. The Company has not dealt with legacy equipment for internal use and will only purchase computer equipment manufactured by Year 2000 compliant manufacturers.



               (2)    Outside supported network equipment:



                      The Company has limited its outside resource affiliations to one company. FutureLink Distribution Corporation maintains the Company's network system, the Company has requested a full report from this company relative to their compliance.



               (3)    Bandwidth providers:



                      The Company has limited its bandwidth provider to FutureLink Distribution Corporation.



               (4)    In-house software:



                      The Company's own products have been carefully scrutinized for compliance. The Company believes that all in-house software products developed by the Company meet are year 2000 compliant.



               (5)    Outside support network software:

                      The Company relies on FutureLink Distribution Corporation for all outside software needs with the strict mandate to only supply Year 2000 compliant support software. A full report has been requested from FutureLink.



               (6)    Contractors:



                      No contractors have been engaged to perform programming work. Due to the nature of the Company's product line, strict controls are followed to ensure no outside contractors have access to the Company's systems, designs and programming.




               (7)    In-house auxiliary equipment:



                      All auxiliary equipment used and owned by the Company is less than 12 months old, including phone systems, printers and photocopiers. We have requested Year 2000 compliance certificates from each manufacturer.



               (8)    Physical plant:



                      The Company currently leases office space in the downtown core of Calgary, Alberta. A notice requesting Year 2000 compliance has been delivered to the landlord.



               (9)    Suppliers:



                      All critical stock items will be in stock prior to the beginning for the year 2000 thus eliminating inventory pressure for the first quarter of 2000.



               (10)   Liability:



                      The Company has received definitive answers from all insurance carriers with the common consensus that no liability is covered under the Company's current policies. The Company believes that it has reduced its risk to levels such that they do not warrant additional or special insurance at this time.



               Estimated Cost of Remediation



               The Company currently estimates total expenditures of approximately $25,000 of which approximately $5,000 had been expended as of September 30, 1998, to make the required Year 2000 modifications and replacements to its own systems. All modification and maintenance costs, including costs to replace embedded technology that does not significantly extend the life or improve the performance of the related asset, are expensed as incurred. Costs to purchase new hardware and software and to replace embedded technology that does significantly extend the life or improve the performance of the related asset are capitalized and depreciated over the assets' useful lives. All of these costs are being funded through internal cash flow. The estimated total cost does not include any expenditures that may be incurred in connection with the implementation of contingency plans, discussed below.



Most Reasonably Likely Worst-Case Scenario



               The Company currently believes that it will be able to modify or replace its own affected systems in a timely fashion so as to minimize detrimental effects on its operations, subject to timely assistance by the vendors of certain process-control systems. The Company has received written assurances regarding Year 2000 compliance from some, but not all, Third Parties with respect to their own systems and is not in a position to reliably predict whether third parties will experience remediation problems. If the Company or major Third Parties fail to successfully address the Year 2000 issue, there could be a material adverse impact on the business and results of operations of the Company.



               The Company has not determined the most reasonably likely worst-case scenario that would result from any failure by the Company or Third Parties to resolve the Year 2000 issue. The Company will consider this matter in connection with its development of contingency plans, discussed below. However, such a scenario could include a temporary curtailment or cessation of operations at the Company's facilities, with a resulting loss of production; safety and environmental exposure and a temporary inability on the part of the Company to process orders and deliver finished software products to customers on a timely basis.



Contingency Plans



               To date, the Company's Year 2000 efforts have been devoted primarily to the readiness program described above. The Company has not yet developed contingency plans to address and mitigate the potential risks associated with the most reasonably likely worst-case scenario. The Company expects to have such plans in place by mid-1999. Such plans may include, among other things, seeking alternative sources of supply, stockpiling raw materials and increasing inventory levels.



               The Company's Year 2000 program is an ongoing process. Estimates of remediation costs and completion dates as well as projections of the possible effects of any non-compliance are subject to change.


               The Company has not conducted a systematic evaluation of the Year 2000 compliance of its vendors and customers. As a result, it is possible that the Company's future performance may be adversely impacted by payment and financial difficulties experienced by customers, and by shipping, fulfillment and accounting difficulties experienced by vendors. The Company believes that it has sufficient resources, including cash reserves and inventory supplies, to maintain operations during delays in payments or supplies of inventories. However, the Company is aware that extended difficulties by larger vendors may have a significant impact; however, it is unable, at this time, to anticipate the extent of any such impact, were it to occur.


RECENT ACCOUNTING PRONOUNCEMENTS

               The Company adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS No. 130"), which establishes new guidance for the reporting and display of comprehensive income and its components. The Company believes the adoption of SFAS No. 130 will have no impact on the Company's net income or stockholders' equity.


               In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information ," which changes the way public companies report information about operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report elected segment information quarterly and to report entity-wide disclosures about products and services, major customers and major countries in which the entity holds assets and reports revenues. The Company has not yet evaluated the effects of this change on its reporting segment information.



In February, 1998, the FASB issued SFAS No. 132, "Employers Disclosures about Pensions and other Post Retirement Benefits". The Company does not have any such plans for its employees.



               In June 1998, the FASB issued Statement #133, "Accounting for Derivative Instruments and Hedging Activities." The Company does not acquire derivatives or engage in hedging activities.

                                    BUSINESS

               Jaws US is a Nevada corporation which owns a 100% interest of Jaws Technologies, Inc. a corporation formed under the laws of the Province of Alberta, Canada ("Jaws Canada"). Jaws Canada has offices in Alberta, Canada and develops encryption proprietary software encompassing encryption algorithms which are used to secure binary data in various forms, including streamlining or block based data. Jaws US was incorporated as a Nevada corporation on January 27, 1997 under the name E-Biz Solutions Inc. On March 27, 1998, the Company changed its name to Jaws Technologies, Inc.

               Jaws Canada develops software encompassing encryption algorithms used to secure binary data on various forms, including streaming and blocked based data. Currently, Jaws Canada's software technology is capable of encrypting to a bit level of 4,096. Jaws Canada software operates under Windows 3.1, Windows 95, Windows 98, and Windows NT. Other platforms are currently under development.


               The programming of Jaws Canada software has been in development for approximately 15 years. Marketing efforts for Jaws Canada's first product, JAWS L5 DATA ENCRYPTION SOFTWARE, began in May 1998. This product was tested and validated through a number of engineering sources for its programming efficiency, structure and strengths by SNC Kilborn Western, Inc. an international high technology engineering and consulting firm, hired by Jaws to review the L5 algorithm. The review concluded that the L5 code is an efficient easy-to-use means of private key encryption which appears to be a very strong form of encryption. The term "strong encryption" is used to describe codes that are nearly impossible to break if not undecipherable in a finite number of tries. Given these results, the Company has concluded that no further research and development is necessary prior to marketing the L5 products. In December 1998, the Company entered into three agreements pursuant to which the Company has contracted companies to market its products and services. According to the first agreement with AI Axion Internet Communications, Inc. ("Axion"), Axion shall market products and services of Jaws on an exclusive basis in the Province of Vancouver for a period of six months and on a non-exclusive basis thereafter and elsewhere. The two additional agreements, with Calgary On-Line and ABC Internet, Inc. are also for the marketing and sale of the L5 Data Encryption Software in consideration for royalties on sales to be paid by the Company.

               In addition, Jaws has recently completed development of L5 Data Encryption-PDA Edition Software for Palm III(TM) connected organizers. The new software provides encryption capabilities, thereby securing sensitive information stored in the Palm III(TM) organizer memo pad application. Marketing for this product has just begun. As of the date of this Registration Statement, the Company does not have any contracts to facilitate the distribution of this product.

               The Company has also completed a beta release of L5 e-mail encryption software for Microsoft Outlook users. This product is currently being tested by selected e-mail Users. The product enables users to protect e-mail and attachments by pressing a single button for encrypt/decrypt.


               Numerous markets exist for the Jaws Canada software. Management believes that Value Added Resellers (VAR) entail a significant potential market for Jaws Canada products. Such external software developers can use the Jaws software as a utility embedded in their product to augment or enhance their particular product offering. Accounting software programs, database developments, e-mail programs and communication software are all potential channels for Jaws software. Additional potential customers include the Smart Card industry, hand-held computing devices, telecommunications and access control devices. The product is implemented as a software utility to provide security enhancements to existing product offerings by other manufacturers. Direct sales channels include product offerings to Internet service providers
(ISP), data warehouses, corporate networks and personal computer users.

Services

               The Company's efforts to remain competitive in the marketplace include providing customers with professional services such as security audit practices, security business plan development (including security policy development), implementation practices and re-audit or validation processes. The Company has developed its services around the premise of full information security solutions. This means professional services followed by strong product offerings to maintain the best possible solution for the given client. The Company believes that the marketplace is not geographically restricted, size restricted, or sector specific. The Company's professional services can be offered to government agencies, military agencies, small corporations, large corporations, financial institutions, industrial clientele and foreign entities.

               The Company's security audit technology is sold to customers and used by customers so that they may understand the full magnitude and risks inherent with their current systems information technology ("IT"). This is achieved through a number of practices including intrusion testing, penetration testing, site mapping and systems testing with specialized software. Once the Company fully understands the risk revealed in the audit, its customer-specific business plan for IT securities can be developed. At the option of the client, the Company can then integrate the appropriate software and products to meet customer needs.

The cost analysis associated with such implementation and products is a critical planning path. This ensures that the customer meets its objectives, and provides policy guideline development to ensure that the Company, and the customer, understand the necessary uses of security. The business plan generally includes a cost analysis to ensure the customer understands the true cost of security in relationship to its risk, a critical path schedule to ensure the customer meets its objectives and policy guidelines development to ensure employees of the Company fully understand the security elements. Finally, the Company provides training for the customers' staff to ensure that its employees adopt the corporate culture established by the business plan.

               The Company also offers re-auditing practices to assist the customer in maintaining its security policies. The re-audit is much like a report card for the customer to ensure that it is maintaining the policies and procedures underlying the Jaws Canada software.

               The security service division of the Company believes that in order to provide satisfactory solutions for its customers, product offerings must include those of competitors, and in most cases, suppliers of security software, hardware and firmware. This is achieved through standard licensing contracts with other security product vendors such as Network Associates, and providers of intrusion detection products, and other security products.

Information Security Marketplace

               The Company believes that the marketplace for encryption software is virtually unrestricted by size and geography. With the ongoing drive of the computer industry toward open computing, enormous security risks have been revealed. Corporations, government, institutions and foreign entities are all faced with security questions, and as these organizations grow, their network security will constantly be faced with new challenges. The information industry in the last ten years has changed from information gathering and information warehousing, to information sharing. Such information sharing is growing exponentially, with security being the first component of any solid information system, whether it is internal or external. More and more, corporations are finding that their information is their asset and such proprietary information whether it is market intelligence, corporate planning, corporate development, or client information, must at all costs remain secure within the organization while at the same time, be available to strategic partners, employees and management. The only way to ensure maximum use of all information gathered and deployed is through security.

               According to San Jose, CA, based Data Quest, IT services now make up 37.5% of all IT spending. Computer sales represent 28.8%, software 14.3% and telecommunication equipment 9.3%. Approximately $262 billion were spent on IT services in 1996 and it is anticipated that users will spend approximately $413 billion in the year 2000. A portion of this enormous IT budget for the year 2000 will include a significant amount towards system security.

COMPETITION

Products

               A number of companies have developed various security products ranging from encryption software to firewalls to intrusion detection software or hardware solutions. No one particular product in the marketplace controls market share. Two distinctive competitors, RSA and PGP (Network Associates) have led in the sale of encryption software. The Company believes that this lead is a result of being first to the marketplace and commercializing a product specific to individual users rather than government agencies. With only two strong competitors in the marketplace, the Company believes that there is room for additional products, specifically those products that provide stronger, faster, and easier to use solutions for the consumer.

               An added enhancement of the opportunity for new players in the marketplace is the typical customer's unwillingness to turn over all security to a specific product or corporation. Jaws US engages in market study and competitive study research to ensure that the Company remains aware of other competing product development. Although other products have entered the marketplace, due to the size of the market plus the constantly changing atmosphere, the Company believes it can penetrate the market with its products. The Company also believes that healthy competition has aided in the development of the marketplace through customer awareness that information security is critical.

Services

               Information auditing services, security business planning, implementation, and security management are relatively new industries, as such, very few large size competitors exist and only small firms are providing the services at this time. The growth is anticipated to be exponential over the next number of years. The Company is positioning itself to be one of the dominant market players in these areas of professional services. It will achieve this through both internal growth, and external growth through acquisitions. The Company is aggressively pursuing a number of the small operators in this field in order to maintain its high sales expectations.

BUSINESS STRATEGY

               The blend of both product and services offered by Jaws US is the Company's strategy for ensuring that it is well positioned in the customer's mind as being the number one source for information security solutions. The Company has developed specific business processes and marketing strategies that will ensure that it meets and exceeds the market expectations. Reaching the marketplace is achieved through conventional marketing tactics but also through educational processes, such as seminar delivery through accounting and legal firms to their client base, value added reselling programs and a strong channel marketing strategy. The Company believes it can grow its practices, deliver services and products in a cost-effective manner, but yet be able to handle superior volumes through exceptional business processes developed by the Company.

Customer Support

               The Company provides a high degree of initial and continuing customer service, and support at a level the Company believes generally exceeds industry standards. The Company believes that its focus on customer service will be a key factor in its high level of customer retention and growth in revenues. Support is available to the customer through a help desk process and eventually regional technicians.

Technological Change

               Although the Company is not aware of any pending or perspective technological change that would adversely affect its business, new development in technology could have material effect on the development or sale on some or all of the Company's services or could render its services not competitive or obsolete. There can be no assurance that the Company will be able to develop or acquire new or improved services or systems, which may be required in order to remain competitive. The Company believes however, that technological change does not present a material risk to the Company's business but enhances its business opportunities. Each technological change reveals new security issues which must be addressed by professional services and results in new products.


Intellectual Property Matters

               The Company is in the process of applying for a U.S. patent. The Company maintains strict confidentiality practices with its employees including contractual obligations by the employees. The Company has not registered any of its trademarks, trade names or service marks. The Company owns the copyright in all the software created by its employees and the copyrights which it has contractually acquired. The Company also believes that because of the rapid pace of technological change in the computer industry, copyright and other forms of intellectual property protection are of less significance within its services division. The Company's business is not dependent on a single license or group of licenses. The Company is experienced in handling confidential and sensitive client information that is intrinsic or critical to its corporate culture.

ENVIRONMENTAL LAWS

               The Company endeavors to follow all recycling programs and maintains its awareness of the changing environmental laws.

EMPLOYEES


               As of November 10, 1998, the Company had approximately 15 full time employees with an aggressive hiring plan over the next 12 months. None of the Company's employees are represented by any type of labor organization and the Company is not aware of any activity seeking organization. The Company considers its relationships with it employees to be satisfactory. The Company has, in its early stages, developed strong human resources practices with belief that the growth of the Company is completely reliant on its human resources and as such, pays great detail and attention to human resource factors.


INSURANCE

               The Company maintains insurance coverage that management believes is reasonable, including key man life insurance policies, business interruption insurance, asset protection and public liability insurance. The Company also maintains extensive data backup procedures to protect both client and Company data.





DESCRIPTION OF PROPERTY

               The Company maintains its offices and computer center in a facility containing approximately 3,000 square feet in Calgary, Alberta, Canada, under a lease, which expires

December 15, 2000. In the past, the Company has purchased most of its equipment, and is now considering leasing all future equipment. The Company believes that its current and proposed facilities are in good condition.

LEGAL PROCEEDINGS

               There are no pending legal proceedings that in the opinion of management would materially affect the financial condition or results of the operation of the Company.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

               The following table sets forth the number and percentage of the outstanding shares of Common Stock owned beneficially as of November 10, 1998, by each director of the Company, by each officer of the Company, by the four other most highly compensated executives other than the CEO, by all directors and executive officers as a group, and by each person who, to the knowledge of the Company, beneficially owns more than 5% of any class of the Company's voting stock on such date.


                                                  AMOUNT AND NATURE OF
NAME AND OFFICE OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS(2)
-----------------------------------              -----------------------     -------------------
Robert J. Kubbernus                                       637,000                   7.32%
Cameron B. Chell                                          637,000                   7.32%
Vera Gmitter                                                2,000                   .02%
Julia Johnson                                              50,000(3)                .57%
Garry Leitch                                                    -                     -
Tej Minhas                                                 12,000                   .13%
Mitch Tarr                                                      -                     -
Arthur Wong                                                50,000(3)                .57%

All directors and officers as a group (8 persons)       1,388,000                 15.93%

------------------
(1) Unless otherwise stated, the business address of each of the stockholders named in the table is c/o the Company at 603 7th Avenue S.W., Suite 380, Calgary Alberta T2P 2TS Canada. Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to such person's shares.

(2) Percent of class is based on 8,700,000 shares outstanding on the Record Date. Does not include 10,428,572 shares held in escrow by Thomson Kernaghan & Co. ("TK") as of the Record Date.

pursuant to the terms of the Debenture Acquisition Agreement and are not eligible to be voted as of the Record Date. These shares are not considered issued and outstanding for purposes of a quorum or voting. Such shares underlie a Convertible Debenture for the purchase of such shares which, as of the Record Date, had not been converted.

(3) Options for the purchase of shares which have vested and are exercisable at any time.



                                   MANAGEMENT

DIRECTORS AND OFFICERS

               The current directors and executive officers of the Company are as follows:



        Name               Age      Position Held
        ----               ---      -------------
Robert J. Kubbernus        39       Chairman of the Board and Chief Executive Officer
Cameron B. Chell           30       Vice President and Director
Julia Johnson              34       Director
Arthur Wong                30       Director
Mitch Tarr                 39       Vice President Marketing
Vera Gmitter               41       Vice President Operations
Tej Minhas                 38       Vice President Technology
Garry Leitch               46       Vice President Sales


               Robert Kubbernus has 13 years of financial experience working with high tech firms in the Calgary area. Before joining Jaws in 1997, he raised more than $475 million in debt financing for a long-term corporate client base. Since joining Jaws as CEO and Chairman, his primary responsibilities have been to oversee the Company's security product developers, provide executive direction and develop key contacts within government, corporations, funders, clients, insurance underwriters and the investment community. From 1992 to 1997, Mr. Kubbernus held the position of President and CEO at Bankton Financial Corporation. He headed up a team of corporate financial consultants who specialize in the placement of debt instruments with institutional and private lenders. Before 1992, he was the Chief Financial Officer as well as the Chief Development Officer at Bankers Capital Group, where he developed new products and markets as well as overseeing the financial controls of the organization.

               Cameron Chell has several years of experience in developing financing solutions for high-tech organizations. As a registered broker, he has aided corporations through their initial financing and start-up phases. As Vice President of Corporate Finance for the Company, Mr. Chell is responsible for securing financing opportunities to bring Jaws products to market. Mr. Chell is also CEO and Chairman of FutureLink Distribution Corp. In 1997, in partnership with Mr. Chris McNeill, an investor relations specialist, Mr. Chell opened his own investment banking firm, Chell McNeill Inc. The firm was established to assist high-tech companies like Jaws, FutureLink and others in acquiring market and investor relations support.


               On November 6, 1998, Cameron Chell entered into a Settlement Agreement with the Alberta Stock Exchange to resolve a pending investigation into alleged breaches by Mr. Chell of Alberta Stock Exchange rules and bylaws. As part of the Settlement Agreement, (i) Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure, or compliance in connection with various offers and sales of securities, and (ii) Mr. Chell was prohibited from receiving Alberta Stock Exchange approval for a five-year period, subjected to a CDN$25,000 fine and a three-year period of enhanced supervision.


               Julia L. Johnson is a nationally-recognized authority on utility regulation in the U.S. She currently serves as Chairman of the Florida Public Service Commission (the "Commission"), state Chair person of the Federal/State Joint Board on Universal Service, Vice Chairman of the Communications Committee of the National Association of Regulatory Utility Commissioners, and board member for the Markle Foundation on a project that encourages the use of new communications technologies for socially beneficial purposes. Before being appointed to the Commission, Ms. Johnson served as the Director of Legislative Affairs and senior land use attorney for the Department of Community Affairs. She was the chief lobbyist representing the agency before the


Florida Legislature on land use issues. In 1997, Ms. Johnson received the Dollars & $ense Magazine's Best and Brightest Business & Professional Men and Women award. In 1996, she received the University of Florida Association of Black Alumni's Outstanding Leadership Award. Ms. Johnson holds a Juris Doctorate with a concentration in corporate and real estate transactions from the University of Florida School of Law, as well as a Bachelor of Science in Business Administration from the University of Florida.


               Art Wong provides strategic direction to the Company in the area of channel development. In the past seven years Mr. Wong has founded one oil and gas and three technology companies, taking two of those companies public. In his current role of Fellow for Network Associates Inc. of Santa Clara, California, Mr. Wong heads up Active Security issues and spearheads the adoption of new security infrastructures for global enterprises and integrators. He also develops standards for new security infrastructures and works on its integration and adaptation internationally. In 1996, Mr. Wong founded and managed Secure Networks Inc., an organization that developed Internet security tools and offered security consulting before it was acquired by Network Associates Inc. for approximately $25 million. He is the Managing Director and Founder of H2O Entertainment Corp., a Calgary-based organization that develops products for Nintendo and its N64 game platform. Mr. Wong also founded Millennium Systems Canada Inc., a wholesale distributor of high-end computer equipment. Mr. Wong holds a Bachelor of Science in Communication from the University of Calgary.

               Mitch Tarr is Vice President of Marketing for the Company. Mr. Tarr is responsible for developing a client-directed, solutions-oriented approach to delivering top-notch security products and services. Mr. Tarr has worked in the high tech field for almost 20 years, marketing software solutions for a variety of high tech organizations across Canada. His experience includes six years with IBM Corporation where he specialized in direct sales to Canadian businesses, two years with Applied Data Research, a subsidiary of Ameritech Inc., and two years with Petroleum Information Canada. He also operated his own sales consultancy for five years. Before joining Jaws in April, 1998, Mr. Tarr delivered marketing solutions to Calgary-based AccuMap, EnerData Corp and QC Data. Mr. Tarr received his Bachelor of Economics from the University of Alberta.


               Vera Gmitter is Vice President of Operations for Jaws. Ms. Gmitter is responsible for day to day operations including financing, government regulation, policies and procedures. Ms. Gmitter has owned and operated numerous businesses in the service and retail industries. Before joining Jaws, Ms. Gmitter held the position of General Manager at Bankton Financial Corporation. Through Continuing Education, she has helped women entrepreneurs retraining to enter the workforce. She has also taught Junior Achievement, a North America-wide business program aimed at educating Elementary school aged children. Ms. Gmitter holds a Bachelor of Arts in Political Science and Economics from the Augustana University.

               Tej Minhas has professional experience with Sybase Professional Services, Dofasco, Pace and the Government of Ontario. His knowledge of software development platforms includes expertise in C, C++, COBOL, Pascal, OO, Assembly, PL1 and hardware (e.g. IBM, SUN, HP, Intel, DEC, Apple, GEAC) platforms. Mr. Minhas has provided IT consulting services to a variety of industry sectors including insurance, banking, telecommunications, oil & gas, retail and agriculture. While working with Sybase, Mr. Minhas moved from principal consultant to district manager for Canada. Mr. Minhas holds a Bachelor of Science in Computer Science from the University of Toronto.


               Garry Leitch is Vice President of Sales for the Company. Mr. Garry Leitch is responsible for the establishment of all direct and indirect sales channels for Jaws' suite of products and services. Mr. Leitch has held the position of President of The Sales Consultancy, a management and leadership effectiveness training company from 1983-1998. He was responsible for sales, sales support and service professionals training, specializing in the technology, telecommunications and financial services sectors. He has also held senior sales and marketing management positions with high profile technology organizations including Archives Corporation (1991-1993), Digital Equipment (1987-1990) and NBI (1982-1987). His educational background includes a Bachelor of Arts and a Diploma in Education from the University of Victoria, British Columbia.

BOARD OF DIRECTORS AND COMMITTEES


               Jaws US. The Board of Directors has nominated a Compensation Committee consisting of two outside directors and one internal director. Any and all compensation plans for the executive members are reviewed on an annual basis. The executive compensation for Jaws US is pursuant to a Company Stock Option Plan.


               The Compensation Committee currently consists of Julia Johnson, Arthur Wong and Cameron Chell. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers of Jaws US. The Audit Committee consists of Julia Johnson, Arthur Wong and Cameron Chell.

COMPENSATION OF BOARD OF DIRECTORS


               Out of pocket expenses of directors related to their attendance at meetings of the Board of Directors of Jaws Canada are paid by Jaws Canada. Jaws Canada may reimburse expenses incurred by directors related to Board of Directors meetings. Each of Ms. Johnson and Mr. Wong are to be compensated in 1998 for their directors' services rendered to the Company in an amount equal to US$60,000 (CDN$87,000) payable in the Company's sole discretion, in stock or in cash. In addition, the directors are eligible to receive stock options under the Jaws US 1998 Stock Option Plan. No other payments have been made to the directors.


EXECUTIVE COMPENSATION

               The following table sets forth information concerning compensation of the eight senior officers and directors of Jaws Canada for the fiscal period from January 1 to September 1, 1998.

                                                                             LONG TERM
                                             ANNUAL COMPENSATION            COMPENSATION
                                 ------------------------------------------ ------------
                                                                  OTHER      SECURITIES
                                      SALARY          BONUS       ANNUAL     UNDERLYING
    NAME AND                          GRANTED     COMPENSATION COMPENSATION    OPTIONS      ALL OTHER
PRINCIPAL POSITION  PERIOD ENDED        ($)            ($)         ($)           (#)           ($)
-----------------------------------------------------------------------------------------------------
Chief Executive        1998        261,000 CDN$        Nil         Nil         350,000        CDN$
Officer
Robert Kubbernus

Vice-President         1998         87,000 CDN$(1)     Nil         Nil         250,000        CDN$
Cameron Chell

Director               1998         87,000 CDN$(1)     Nil         Nil         200,000        CDN$
Julia Johnson

Director               1998         87,000 CDN$        Nil         Nil         200,000        CDN$
Arthur Wong

VP, Sales &            1998        100,000 CDN$        Nil         Nil         110,000        CDN$
Marketing
Mitch Tarr

VP, Operation          1998         45,000 CDN$        Nil         Nil         49,500         CDN$
Vera Gmitter

VP, Technology         1998         80,000 CDN$        Nil         Nil         88,000         CDN$
Tej Minhas

(1) To be paid by the Company, in its sole discretion, in cash or in shares.

                                                                             LONG TERM
                                             ANNUAL COMPENSATION            COMPENSATION
                                 ------------------------------------------ ------------
                                                                  OTHER      SECURITIES
                                      SALARY          BONUS       ANNUAL     UNDERLYING
    NAME AND                          GRANTED     COMPENSATION COMPENSATION    OPTIONS      ALL OTHER
PRINCIPAL POSITION  PERIOD ENDED        ($)            ($)         ($)           (#)           ($)
-----------------------------------------------------------------------------------------------------
Chief Executive        1998        261,000 CDN$        Nil         Nil         350,000        CDN$
VP, Channel Sales      1998         90,000 CDN$        Nil         Nil         110,000        CDN$
Garry Leitch


                                STOCK OPTION PLAN

In July 1998, Jaws US adopted the 1998 Stock Option Plan ("SOP") which provides for the grant of incentive and restricted stock options.

               The purpose of the SOP is to enable the Company to attract and retain qualified persons as employees, officers and directors and to motivate such persons by providing them with an equity participation in the Company. The options granted which are intended to qualify as Incentive Stock Options under
Section 422 of the U.S. Internal Revenue Code of

1986, as amended (the "Code"), is designed to afford qualified optionees certain tax benefits available under the Code.

               The SOP is administered by the Board who is authorized to appoint a stock option committee to determine the persons entitled to receive options.

               The maximum number of shares with respect to which options may be granted to any employee in any one calendar year is 250,000 shares. The purchase price for the shares subject to the SOP is determined by the plan administrator at the time of the grant, but shall not be less than the par value per share. The purchase price for shares subject to any Incentive Stock Option shall not be less than 100% of the fair market value of the shares of Common Stock of the Company on the date the option is granted. In the case of an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries, the exercise price shall not be less than 110% of the fair market value per share of the Common Stock of the Company on the date the option is granted.

               As November 10, 1998, the Company had granted options under the SOP to purchase a total of 1,850,200 shares of Common Stock at exercise prices ranging from $.37 to $.69 per share. Of such options, 1,363,500 options were granted to officers and directors and expire in July, 2008.



                            DESCRIPTION OF SECURITIES

JAWS US


               As of the effective date of this Registration Statement, the Company shall be authorized to issue: (a) 95,000,000 shares of Common Stock, par value of $.001 per share; and (b) 5,000,000 shares of Preferred Stock, par value $.001 per share. As of November 10, 1998, there were 10,234,320(1) shares of Common Stock issued and outstanding as fully paid and non-assessable and no shares of Preferred Stock issued. As of the date hereof, the Company has reserved for issuance: (a) 1,429,700 shares of Common Stock pursuant to the Stock Option Plan; and (b) 25,000,000 shares of Common Stock underlying the Bristol Asset Shares; and (c) 4,428,572 shares of Common Stock pursuant to the Warrants. There are no issued and outstanding Preferred Shares.


----------
(1) In addition, 8,894,252 shares are currently held in escrow by Thomson Kernaghan & Co. ("TK") pursuant to the terms of the Debenture Acquisition Agreement and are not eligible to be voted. These shares are not considered issued and outstanding for purposes of a quorum or voting. Such shares underlie a Convertible Debenture for the purchase of such shares which, as of the effective date of the Registration Statement.

               The following is a general description of the material rights, privileges and restrictions and conditions attaching to each class of shares:

COMMON STOCK


               Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to the holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of liquidation, dissolution or winding up of the company, and subject to the prior distribution rights of the holders of outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its stockholders. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.



PREFERRED STOCK

               The Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Nevada, with approval by the Company's stockholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The Board of Directors may authorize and issue Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Shares.

TRANSFER AGENT

               U.S. Stock Transfer Corporation is the transfer agent and registrar for the shares of Common Stock.


                              CERTAIN TRANSACTIONS

Directors' Agreement







Each of Ms. Julia Johnson and Mr. Arthur Wong have entered into agreements with the Company pursuant to which they have agreed to act as a director on the Board. In consideration of such services, the agreement grants each of such directors a fee of stock or cash equal to $60,000 per annum. In addition, these directors have been granted options to purchase 200,000 shares of the Company at a price per share equal to $0.48, exercisable until August 1, 2000. One quarter of such shares have vested and the remainder vest in July 1999.


Indemnity Agreement






Each of the Company's directors entered into an indemnity agreement with the Company pursuant to which the Company has agreed to indemnify them in third party proceedings and in proceedings by or in the name of the Company.




Consulting Fees

Since inception in 1997, the Company has paid $152,585 in consulting fees to related parties pursuant to resolutions of the Board of Directors. Consulting fees in an amount of $75,225 were paid to Robert Kubbernus, $14,514 was paid to Bankton Financial Corp., a corporation managed by Robert Kubbernus, $76,322 was paid to Cameron Chell and $16,524 was paid to Mitch Tarr.


                            SELLING SECURITY HOLDERS

               The Selling SECURITY HOLDERS (or pledges, donees, transferees or successors in interest) may sell all or a portion of the respective Selling SECURITY HOLDERS' Securities held by them from time to time while the registration statement of which this Prospectus is a part remains effective. The aggregate proceeds to the Selling SECURITY HOLDERS from the sale of the respective Selling SECURITY HOLDERS' Securities offered by the Selling SECURITY HOLDERS hereby will be the prices at which such securities are sold, less any commissions. There is no assurance that the Selling SECURITY HOLDERS will sell any or all of the Selling SECURITY HOLDERS' Securities offered hereby.


               The Selling SECURITY HOLDERS' Securities may be sold by the Selling SECURITY HOLDERS in transactions on the OTC Bulletin Board, in negotiated transactions, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices or through the writing of options on the Selling SECURITY HOLDERS' Securities. The Selling SECURITY HOLDERS may elect to engage a broker or dealer to effect sales in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell the Selling SECURITY HOLDERS' Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by the Selling SECURITY HOLDERS may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling SECURITY HOLDERS in amounts to be negotiated (and, if such broker-dealer acts as agent for the purchaser of such Selling SECURITY HOLDERS' Securities, from such purchaser). Broker-dealers may agree with the Selling SECURITY HOLDERS to sell a specified number of such Selling SECURITY HOLDERS' Securities at a stipulated price per Selling Security Holder's Security, and to the extent that such broker-dealer is unable to do so, acting as agent for the Selling SECURITY HOLDERS to purchase as principal any unsold Selling SECURITY HOLDERS' Securities at the price required to fulfill the broker-dealer commitment to the Selling SECURITY HOLDERS. Broker-dealers who acquire Selling SECURITY HOLDERS' Securities as principal may thereafter resell such Selling SECURITY HOLDERS' Securities from time to time in transactions (which may involve crosses and block transaction and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Selling SECURITY HOLDERS' Securities commissions as described above.

               The Selling SECURITY HOLDERS and any broker-dealers or agents that participate with the Selling SECURITY HOLDERS in sales of the Selling SECURITY HOLDERS' Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agent and any profit on the resale of the Selling SECURITY HOLDERS' Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

               The Company will pay all expenses incidental to this offering and sale of the Selling SECURITY HOLDERS' Securities to the public other than selling commissions and fees.

               The Selling SECURITY HOLDERS have been advised that during the time they are engaged in "distribution" (as defined under Regulation M under the Securities Exchange Act of 1934, as amended) of the securities covered by this Prospectus, they must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant thereto: (i) shall not engage in any stabilization activity in connection with the Company's securities;

and (ii) shall not bid for or purchase any securities of the Company or attempt to include any person to purchase any of the Company's securities other than as permitted under the Securities Exchange Act of 1934, as amended. Any Selling SECURITY HOLDERS who are "affiliated purchasers" of the Company, as defined in Regulation M, have been further advised that they and their affiliates must coordinate their sales under this Prospectus and otherwise with the Company and any other "affiliated purchasers" of the Company for purposes of Regulation M. The Selling SECURITY HOLDERS must also furnish each broker through which Selling SECURITY HOLDERS' Securities are sold copies of this Prospectus.


                                  LEGAL OPINION

               The validity of certain of the Securities offered hereby will be passed upon for Jaws US by Jeffer, Mangels, Butler & Marmaro LLP, Los Angeles, California.


                                     EXPERTS

               The Consolidated Financial Statements of Jaws US audited by Ernst & Young LLP, Independent Chartered Accountants have been included herein in reliance on their report given in their authority as experts in accounting and auditing.

               The audited Financial Statements of Jaws Canada, audited by Ernst & Young LLP, Independent Chartered Accountants have been included herein in reliance on their report given on their authority as experts in accounting and auditing.


                        CONSOLIDATED FINANCIAL STATEMENTS



                             JAWS TECHNOLOGIES, INC.

                          (A DEVELOPMENT STAGE COMPANY)


                               SEPTEMBER 30, 1998

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Stockholders of JAWS TECHNOLOGIES, INC.



We have audited the accompanying consolidated balance sheets of JAWS TECHNOLOGIES, INC. (a development stage company) as at September 30, 1998 and December 31, 1997 and the related consolidated statements of loss, deficit, and cash flows for the nine month period ended September 30, 1998, the period from the date of incorporation on January 27, 1997 to December 31, 1997 and for the cumulative period since inception. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jaws Technologies, Inc. (a development stage company) as at September 30, 1998 and December 31, 1997 and the consolidated results of its operations and its consolidated cash flows for the nine month period ended September 30, 1998 and for the period from the date of incorporation on January 27, 1997 to December 31, 1997 and for the cumulative period since inception in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and net capital deficiency raise substantial doubts about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Calgary, Canada                                     [signed:  Ernst & Young LLP]
December 10, 1998                                          Chartered Accountants

JAWS TECHNOLOGIES, INC.

(a development stage company)


                           CONSOLIDATED BALANCE SHEETS
                        (all amounts are in U.S. dollars)



                                                      September 30,    December 31,
                                                          1998             1997
                                                      -------------    ------------
                                                             $                $
ASSETS
Current

Cash                                                          --             111
Accounts receivable                                       20,088              --
Prepaid expenses and deposits                             27,112           7,500
                                                          47,200           7,611
Fixed assets [note 4]                                     81,187              --

Organization costs, net of amortization                    1,885           2,320
                                                         130,272           9,931
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
Bank overdraft                                            24,309               --

Accounts payable and accrued liabilities                                   32,976
                                                         437,086
                                                       ---------         --------
                                                                          461,395


Due to stockholders [note 6]                              15,558           78,159


STOCKHOLDERS' EQUITY

Common stock [note 5]                                         --           35,650
                                                       2,030,084

Foreign currency translation adjustment                  (29,847)              --

Deficit accumulated during the development stage         (46,918)(2,3)   (136,854)
                                                       ---------         --------
                                                        (346,681)        (101,204)

                                                         130,272            9,931



SEE ACCOMPANYING NOTES

JAWS TECHNOLOGIES, INC.

(a development stage company)

                   CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT
                        (all amounts are in U.S. dollars)



For the nine month period ended September 30, 1998 (with comparative figures for the period from the date of incorporation on

January 27, 1997 to December 31, 1997)




                                                                                                Cumulative
                                                                                               Amounts Since
                                                         1998                 1997               Inception
                                                           $                    $                     $
                                                      ----------           ----------            ----------
                                                                           (note 11)
REVENUE                                                   28,440                   --                28,440
                                                      ----------           ----------            ----------
EXPENSES
Accounting and legal                                     105,372               69,952               175,324
Advertising and promotion                                194,764               35,000               229,764
Wages and employee benefits                              124,599                   --               124,599
Rent                                                      13,523                   --                13,523
Consulting (note 6)                                      685,375               30,731               716,106
Depreciation and amortization                              8,877                  580                 9,457
Travel                                                   120,342                   --               120,342
Write-off of acquired software development costs
  [note 3]                                               909,189                   --               909,189
Other                                                     76,463                  591                77,054
                                                       2,238,504              136,854             2,375,358
Loss before income taxes                              (2,210,064)            (136,854)           (2,346,918)
Provision for income taxes [note 8]                           --                   --                    --
                                                      ----------           ----------            ----------
NET LOSS FOR THE PERIOD                               (2,210,064)            (136,854)           (2,346,918)
OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment                  (29,847)                  --               (29,847)
                                                      ----------           ----------            ----------
COMPREHENSIVE LOSS                                    (2,239,911)            (136,854)           (2,376,765)
                                                      ----------           ----------            ----------

DEFICIT, BEGINNING OF PERIOD                            (136,854)                  --
NET LOSS FOR THE PERIOD                               (2,210,064)            (136,854)
                                                      ----------           ----------            ----------
DEFICIT, END OF PERIOD                                (2,346,918)            (136,854)
                                                      ----------           ----------            ----------

Net loss per common share                                  (0.31)               (0.03)
Weighted average number of shares outstanding          7,101,869            4,000,000
                                                      ----------           ----------



SEE ACCOMPANYING NOTES

JAWS TECHNOLOGIES, INC.

(a development stage company)


                      CONSOLIDATED STATEMENTS OF CASH FLOWS




For the nine month period ended September 30, 1998 (with comparative figures for the period from the date of incorporation on

January 27, 1997 to December 31, 1997)




                                                                                          CUMULATIVE
                                                                                         AMOUNTS SINCE
                                                           1998            1997            INCEPTION
                                                             $               $                $
                                                        ----------       ----------       ----------
                                                                         (note 11)
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss for the period                                 (2,210,064)        (136,854)      (2,346,918)
Adjustments to reconcile net loss to net cash
  provided by operating activities
  Consulting expense not involving the payment of
    cash [note 5]                                          200,000               --          200,000
  Depreciation and amortization                              8,877              580            9,457
  Write-off of acquired software development
    costs                                                  909,189               --          909,189
Changes in non-cash working capital balances               364,410                           389,886
  [note 10]                                                                  25,476
                                                          (727,588)        (110,798)        (838,386)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of fixed assets                                   (90,008)              --          (90,008)
Cash acquired on acquisition of subsidiary                   1,380               --            1,380
Organizational costs                                            --           (2,900)          (2,900)
                                                           (88,628)          (2,900)         (91,528)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock, net
  of issue costs                                           954,686           35,650          990,336
Increase in (repayment of) stockholder loans              (117,044)          78,159          (38,885)
Increase in bank overdraft                                  24,309               --           24,309
                                                           861,951          113,809          975,760

EFFECTS OF FOREIGN EXCHANGE ON CASH                        (45,846)              --          (45,846)
                                                        ----------       ----------       ----------

INCREASE IN CASH                                                --              111               --
Cash, beginning of period                                      111               --               --
CASH, END OF PERIOD                                             --              111               --
                                                        ----------       ----------       ----------




See Accompanying Notes

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998









1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION


The Company was incorporated on January 27, 1997 under the laws of the State of Nevada. The Company maintains a fiscal year ending on December 31. The business purpose is developing and selling encryption software. These activities are carried out through the Company's wholly owned Canadian Subsidiary. The Company is in the development stage.



The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company is in the development stage and, at September 30, 1998, has accumulated losses from operations amounting to $2,346,918. Management believes that

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998






additional funding will be required to finance expected operations until a market has been developed for the Company's software. Management intends to seek additional financing through future private or public offerings of stock and through the exercise of stock options. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow, to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations. However, no assurance can be given at this time as to whether the Company will achieve any of these conditions. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern for a reasonable period of time.



On March 27, 1998, "E-Biz " Solutions, Inc. changed its name to Jaws Technologies, Inc.



2. SIGNIFICANT ACCOUNTING POLICIES


 USE OF ESTIMATES


The financial statements have, in management's opinion, been properly prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which would affect the amount of recorded assets, liabilities, revenues and expenses. Actual amounts could differ from these estimates.

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998













CONSOLIDATION


The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Jaws Technologies, Inc., an Alberta, Canada corporation, after elimination of intercompany accounts and transactions.


FINANCIAL INSTRUMENTS



The carrying values of financial instruments, including cash and bank overdraft, accounts payable, and amounts due to or from stockholders approximate their fair values. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998






 FIXED ASSETS


Fixed assets are recorded at cost and are depreciated at the following annual rates which are designed to amortize the cost of the assets over their estimated useful lives.

        Furniture and fixtures      - 20% diminishing balance
        Computer hardware           - 33% straight line
        Computer software           - 33% straight line


 SOFTWARE DEVELOPMENT



Software development costs are expensed when technological feasibility has not yet been established. Subsequent to establishing technological feasibility, such costs are capitalized until the commencement of commercial sales.



ORGANIZATION COSTS


Organization costs are capitalized and amortized over 60 months on a straight-line basis.


ADVERTISING


Advertising costs are expensed as incurred.

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998












FOREIGN CURRENCY TRANSLATION



The functional currency of the Company's subsidiary is Canadian dollars. Accordingly, assets

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998






and liabilities of the subsidiary are translated at the year-end exchange rate and revenues and expenses are translated at average exchange rates. Gains and losses arising from the translation of the financial statements of the subsidiary are deferred in a "Foreign Currency Translation Adjustment " account in shareholders' equity.



NET LOSS PER COMMON SHARE


The net loss per common share has been calculated based on the weighted average number of common shares outstanding during the period. Outstanding stock options would not have a dilutive effect on the net loss per common share.

3. ACQUISITION


On February 10, 1998 the Company issued 1,500,000 restricted common shares as well as options to purchase 400,000 shares of its restricted common stock at $0.50 per share to the stockholders of Jaws Technologies, Inc., an Alberta, Canada corporation ("Jaws Alberta"), in exchange for all of its outstanding common stock. The options issued in connection with the acquisition have been ascribed no value. Jaws Alberta is a development stage company which at the time of acquisition was in the process of creating a new encryption software product. The acquisition has been accounted for by the purchase method.


The purchase price was determined based on estimates by management as to the replacement cost for the encryption software development which had been incurred by Jaws Alberta prior to the acquisition date. The purchase price has been allocated to the net assets acquired based on their estimated fair values as follows:


Net assets acquired                                            $
Non-cash working capital                                           (5,087)
Software under development                                        909,003
Fixed assets                                                        2,891
Due to stockholders                                               (54,443)

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998





                                                               852,364
Net assets acquired, excluding cash
Less accrued acquisition costs                                 (13,996)
Cash                                                             1,380
NET ASSETS ACQUIRED FOR COMMON STOCK                           839,748
                                                              ========

The amount of the purchase price allocated to acquired software under development has been immediately expensed









 in the accompanying consolidated statements of loss and deficit.

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998












The operating results of the acquired company are included in the consolidated statement of loss and deficit from the date of acquisition.


Pro forma loss and pro forma net loss per common share for the nine month period ended September 30, 1998, giving effect to the acquisition of Jaws Alberta as at January 1, 1998 are $2,217,462 and $0.31 respectively.


Pro forma loss and pro forma net loss per common share for the period from the date of incorporation on January 27, 1997 to December 31, 1997, giving effect to the acquisition of Jaws Alberta as at September 18, 1997 (being the date of inception of Jaws Alberta), are $1,038,995 and $0.19 respectively.

4. FIXED ASSETS



                                         September 30, 1998   December 31, 1997

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998



                                                   Accumulated  Net Book Cost and Net
                                          Cost     Depreciation   Value   Book Value
                                            $            $          $         $
                                          ------      ------      ------    ------
                                          31,914       4,269      27,645        --

Furniture and fixtures
Computer hardware                         45,288       3,651      41,637        --



Computer software for internal use        12,806         901      11,905        --
                                          90,008       8,821      81,187        --
                                          ------      ------      ------    ------

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998








5. SHARE CAPITAL


a)  Authorized

   20,000,000 common shares at $0.001 par value
   5,000,000 preferred shares at $0.001 par value


b) COMMON STOCK ISSUED

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998













                                                                 CAPITAL IN
                                                       PAR       EXCESS OF
                                                      VALUE      PAR VALUE     TOTAL
                                 DATE      SHARES       $            $           $
--------------------------- ---------------------------------- -------------------------
BALANCE, JANUARY 27, 1997                        --      --            --          --
Issuance of common stock for
  cash                                    4,000,000   4,000        56,000      60,000
Less share issue costs                           --      --       (24,350)    (24,350)

BALANCE, DECEMBER 31, 1997                4,000,000   4,000        31,650      35,650

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998







Issuance of common stock       Feb. 3/98     50,000      50        24,950      25,000
Issuance of common stock for
  acquisition of subsidiary
  [note 3]                    Feb. 10/98  1,500,000   1,500       838,248     839,748
Issuance of common stock for
  cash                        Feb. 18/98    600,000     600       299,400     300,000
Issuance of common stock      April 2/98    625,000     625       249,375     250,000
Issuance of common stock      April 5/98     50,000      50        19,950      20,000
Issuance of common stock      April 8/98    625,000     625       249,375     250,000
Issuance of common stock      Jan. 1/98     250,000     250       124,750     125,000
Issuance of common stock      July 20/98         --      --        20,000      20,000
Issuance of common stock      July 24/98    900,000     900       179,100     180,000
Issuance of common stock      July 24/98    100,000     100        49,900      50,000
Less share issue costs                           --      --       (65,314)    (65,314)
BALANCE, SEPTEMBER 30, 1998               8,700,000   8,700     2,021,384   2,030,084



The Company issued 400,000 restricted common shares to two consultants for services provided in relation to the establishment of the capital structure of the Company. The shares were recorded at their estimated fair value of $200,000.

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (all amounts in U.S. dollars)


September 30, 1998








Of the stock options to purchase 400,000 shares of the Company's restricted common stock at $0.50 per share issued to the founder stockholders of the acquired subsidiary (see note 3), none have been exercised as at September 30, 1998. The outstanding options expire two years from February 10, 1998. Additional stock options to purchase 50,000 shares at $0.50 per share were issued during the period. None of these have been exercised at September 30, 1998. They expire February 9, 2000.



As at September 30, 1998, the Company had issued 1,297,000 options to purchase Common Stock to the Company's directors, officers and employee. Of the total issued, none have been exercised as at September 30, 1998. Details of the stock options outstanding at September 30, 1998 are as follows:




NUMBER OF OPTIONS         EXERCISE PRICE                EXPIRY DATE
------------------------------------------------------------------------
  400,000                    0.48                     July 30, 2008
   39,667                    0.48                     February 1, 2009
   10,333                    0.33                     June 30, 2009
   33,333                    0.48                     July 1, 2009
   28,500                    0.48                     July 23, 2009
   36,667                    0.49                     July 23, 2009
    6,000                    0.89                     July 23, 2009
   33,333                    0.59                     July 27, 2009
   12,000                    0.69                     August 4, 2009
   47,667                    0.37                     September 1, 2009
    7,333                    0.40                     September 8, 2009
   10,833                    0.58                     September 8, 2009
   21,667                    0.31                     September 17, 2009
   11,667                    0.32                     September 21, 2009
   39,667                    0.48                     February 1, 2010
   10,333                    0.33                     June 30, 2010
   33,333                    0.48                     July 1, 2010
   28,500                    0.48                     July 23, 2010
   36,667                    0.49                     July 23, 2010
    6,000                    0.89                     July 23, 2010
   33,333                    0.59                     July 27, 2010
   12,000                    0.69                     August 4, 2010
   47,667                    0.37                     September 1, 2010
    7,333                    0.40                     September 8, 2010
   10,833                    0.58                     September 8, 2010
   11,667                    0.32                     September 21, 2010
   39,667                    0.48                     February 1, 2011
   10,333                    0.33                     June 30, 2011
   33,333                    0.48                     July 1, 2011
   28,500                    0.48                     July 23, 2011
   36,667                    0.49                     July 23, 2011
    6,000                    0.89                     July 23, 2011
   33,333                    0.59                     July 27, 2011
   12,000                    0.69                     August 4, 2011
   47,667                    0.37                     September 1, 2011
    7,333                    0.40                     September 8, 2011
   10,833                    0.58                     September 8, 2011
   21,667                    0.31                     September 17, 2011
   11,667                    0.32                     September 21, 2011
------------------------------------------------------------------------
1,297,000
------------------------------------------------------------------------



The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its stock option plans. Had compensation cost

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998





for these plans been determined based upon the fair value at grant date, consistent with the methodology prescribed in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based compensation" (FAS 123), the Company's net loss for the period and net loss per common share for the nine month period ended September 30, 1998 would have been $2,996,987 and $0.36 respectively.



On August 27, 1998 the Company entered into a Put Option agreement with an investor which, subject to meeting certain conditions, allows the Company to require the investor to purchase up to 25,000,000 shares of the common stock of the Company for consideration of up to $7,000,000, over a three year period. The investor, upon request of the Company, is required to purchase shares at a 23% discount to the lowest trading price in the prior ten days. The investor was also granted warrants to purchase up to 3,000,000 at $0.28 per share. If and when the Put Option or warrants are exercised, they will be accounted for at that time as an issuance of share capital.


6. RELATED PARTY TRANSACTIONS


Amounts due to stockholders at September 30, 1998 consist of the following amounts, which are non-interest bearing and have no set repayment terms:



                                                      JUNE 30,     DECEMBER 31,
DUE TO                                                  1998           1997
                                                      --------      --------
                                                      $ 13,592      $     --
                                                       ======
Bankton Financial Corporation
Cameron Chell                                            1,966            --
                                                      --------      --------
Other stockholders                                     --             78,159

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998







--------------------------------------------------------------------------------
                                                       15,558      78,159


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


The amounts due to Bankton are for consulting services provided to the Company. All other amounts due to stockholders represent advances received by the Company.


Consulting fees include $152,588 paid to officers of the Company for services provided.



7. CONVERTIBLE DEBENTURES



On September 25, 1998 the Company entered into an agreement to issue 10% convertible debentures in series of $200,000 up to a total of $2,000,000 subject to the Company meeting certain conditions, which mature on October 31, 2001. The initial funding amount of $200,000 was received on October 1, 1998. The holders have the right to convert the debentures in increments of at least $100,000, at a price equal to the lower of $0.28 and 78% of the average closing bid price of the Company's common stock for the three trading days immediately preceding the Notice of Conversion served on the Company. The Company may prepay any or all of the outstanding principal amounts at any time, upon thirty days' notice, subject to the holders' right to convert into common shares. Interest is payable on the maturity date. At the holders' election, interest can be settled in common stock of the Company based on market prices.



Of each issuance of $100,000 of convertible debentures pursuant to the agreement, an amount of $28,205 will be attributed to the value of the conversion option and will be recorded as contributed surplus, with an offsetting amount charged as interest on long term debt.

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998





At the time of the initial funding on October 1, 1998, the Company issued 1,428,572 common share purchase warrants to the underwriter of the issue. Each warrant give the holder the right to purchase one common share of the Company at $0.28 until October 31, 2001. An amount of $342,857 will be recorded as contributed surplus as the value attributed to these warrants, with an offsetting amount charged as interest on long term debt.



8.  INCOME TAXES


The Company accounts for income taxes under the liability method required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998










recovery of income taxes differ from the amount computed by applying corporate income tax rates to loss before income taxes. The reasons for this difference are as follows:

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998












                                                          SEPTEMBER 30,  DECEMBER 31,
                                                               1998          1997
                                                                 $             $
                                                          ------------   -----------
Corporate income tax rate                                          35%           34%

Recovery of income taxes based on corporate income
  tax rate                                                   (773,522)      (46,530)
Increase (decrease) in taxes resulting from:
  Accounting losses not tax effected                          968,663        46,530
  Foreign tax rate differences                               (195,141)           --
Total deferred tax assets(liabilities)                             --            --



-------------
(b) the components of the Company's deferred tax assets and liabilities, including the valuation allowance, comprise the following:

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998





                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                    1998             1997
                                                                      $                $
                                                               ------------      -----------
Depreciation and write-off of acquired software development
  costs in excess of capital cost allowance                         412,934               --
Net operating loss carryforwards                                    491,982               --
Start-up costs not deducted for tax purposes                        136,708           46,333
Organization costs not deducted for tax purposes                        349              197
                                                                 ----------       ----------
                                                                  1,041,973           46,530
Valuation allowance                                              (1,041,973)         (46,530)
Total deferred tax assets (liabilities)                                  --               --
                                                                 ----------       ----------



(c) the Company has Canadian net operating loss carryforwards of approximately $1,042,000 which expire in 2004 and 2005.


The foreign currency translation adjustment included in comprehensive loss for the period has not been tax effected.

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998






 9.  COMMITMENTS


The Company is committed to the following minimum lease payments under operating leases for premises and equipment:


                             $
                          ------
                           5,016
Remainder of
1998
1999                      20,063
                          ======


2000                      20,063
                          ======


2001                       2,742
                          ======


2002                       2,462
                          ======


2003                         615
                          ======

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998




 9.  NET CHANGE IN NON-CASH WORKING CAPITAL
     RELATED TO OPERATING ACTIVITIES

10.



                                                    September 30,      December 31,
                                                        1998               1997
                                                    -------------      ------------
Accounts receivable                                   $(20,088)         $    --
Prepaid expenses and deposits                          (19,612)          (7,500)
Accounts payable and accrued liabilities               404,110           32,976
                                                       364,410           25,476

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998




11.  COMPARATIVE AMOUNTS


The Company was incorporated on January 27, 1997 but did not commence operations until July, 1997. Accordingly, the comparative 1997 figures provided are for the period from the commencement of operations on July, 1997 to December 31, 1997.

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998






12.  SEGMENTED INFORMATION



The Company's activities are conducted in two geographic segments: Canada and the United States. All activities relate to the development and sale of encryption software.



As at December 31, 1997 and during the period from January 27, 1997 to December 31, 1997, all the Company's activities were carried out in the United States.




                                                 Nine month period ended
                                                    September 30, 1998
--------------------------------------------------------------------------------
                                            Canada      U.S.            Total







                                               $         $                $
--------------------------------------------------------------------------------
                                            28,440       --             28,440
Revenue

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998







Expenses                                    1,979,854    258,650       2,238,504

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          (all amounts in U.S. dollars)


September 30, 1998






--------------------------------------------------------------------------------
Net loss for the period                     (1,951,414)   (258,650)  (2,210,064)







--------------------------------------------------------------------------------

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (all amounts in U.S. dollars)


September 30, 1998







--------------------------------------------------------------------------------
Assets                                      128,387      1,885         130,272







--------------------------------------------------------------------------------

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (all amounts in U.S. dollars)


September 30, 1998







--------------------------------------------------------------------------------
Capital expenditures                        90,008        --           90,008








--------------------------------------------------------------------------------
Depreciation, depletion and amortization     8,442       435            8,877
--------------------------------------------------------------------------------

JAWS TECHNOLOGIES, INC.
(a development stage company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         (all amounts in U.S. dollars)


September 30, 1998










13.  RECENT PRONOUNCEMENTS



In June, 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise on Related Information", which changes the way public companies report information about operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report elected segment information quarterly and to report entity-wide disclosures about products and services, major customers and major countries in which the entity holds assets and reports revenues. The Company has not yet evaluated the effects of this change on its reporting segment information.



In February, 1998, the FASB issued SFAS No. 132, "Employers Disclosures about Pensions and Other Post Retirement Benefits". The Company does not have any such plans for its employees.



In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities". The Company does not acquire derivatives or engage in hedging activities.

                              FINANCIAL STATEMENTS







                             JAWS TECHNOLOGIES INC.


                            (AN ALBERTA CORPORATION)









                               SEPTEMBER 30, 1998

                                AUDITORS' REPORT












To the Directors of



JAWS TECHNOLOGIES INC. (AN ALBERTA
CORPORATION)




We have audited the balance sheets of JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION) as at September 30, 1998 and December 31, 1997 and the statements of loss and deficit and cash flows for the nine month period ended September 30, 1998 and for the period from the date of incorporation on September 18, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 1998 and December 31, 1997 and the results of its operations and the changes in its financial position for the nine month period ended September 30, 1998 and for the period from the date of incorporation on September 18, 1997 to December 31, 1997 in accordance with accounting principles generally accepted in Canada.










Calgary, Canada                                     [signed:  Ernst & Young LLP]

December 10, 1998                                          Chartered Accountants

                     COMMENTS BY AUDITORS FOR U.S. READERS

                     ON CANADA - U.S. REPORTING DIFFERENCES











In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in
Note 1 to the financial statements. Our report to the directors dated December 10, 1998 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.













Calgary, Canada                                     [signed:  Ernst & Young LLP]
December 10, 1998                                          Chartered Accountants

JAWS TECHNOLOGIES INC. (AN ALBERTA
CORPORATION)






                           BALANCE SHEET

(ALL AMOUNTS ARE IN CANADIAN DOLLARS)











                                                    SEPTEMBER 30,     DECEMBER 31,
                                                         1998            1997
                                                    -------------     ------------
                                                     $                 $
ASSETS
CURRENT
Cash                                                         --              275
Accounts receivable                                      30,650               --
Prepaid expenses and deposits                            41,367            1,900
                                                         72,017            2,175
Capital assets [note 3]                                 123,875            2,746
Software [note 4]                                     1,166,667        1,200,000
                                                      1,362,559        1,204,921

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT
Bank overdraft                                           37,090               --
Accounts payable and accrued liabilities                605,268            7,761
                                                        642,358            7,761
                                                      ---------        ---------

Due to related parties [note 6]                          23,739           65,300
                                                      ---------        ---------

Due to shareholder [note 6]                      1,185,575                   --

SHAREHOLDER'S EQUITY
Share capital [note 5]                           1,200,000            1,200,000
Deficit                                         (1,689,113)             (68,140)
                                                ----------           ----------
                                                  (489,113)           1,131,860
                                                 1,362,559            1,204,921
                                                ----------           ----------


See Accompanying Notes


On Behalf of the Board:


                             Director                 Director

JAWS TECHNOLOGIES INC. (AN ALBERTA
CORPORATION)



                         STATEMENTS OF LOSS AND DEFICIT
                   (ALL AMOUNTS ARE IN CANADIAN DOLLARS)




For the nine months ended September 30, 1998 (with comparative figures for the period from the date of incorporation on September 18, 1997 to December 31,
1997)






                                                    1998                  1997
                                                 ----------             -------
                                                 $                      $
REVENUE
Sales                                                 3,247                  --
Service                                              24,996                  --
Other                                                14,785                  --
                                                 ----------             -------
                                                     43,028                  --
                                                 ----------             -------
EXPENSES
Accounting and legal                                134,825               4,000
Advertising                                         294,665                  --
Consulting                                          682,637               2,750
Depreciation and amortization                        46,105                 687
Office and administration                            76,689                  --
Other                                                41,534              60,703
Rent                                                 22,494                  --
Wages and employee benefits                         188,509                  --
Travel                                              176,542                  --
                                                  1,644,000              68,140
Loss before income taxes                         (1,620,972)            (68,140)
Provision for income taxes                               --                  --
                                                 ----------             -------


NET LOSS FOR THE PERIOD                          (1,620,972)            (68,140)
DEFICIT, BEGINNING OF PERIOD                        (68,140)                 --
DEFICIT, END OF PERIOD                           (1,689,112)            (68,140)

See accompanying notes

 JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                            STATEMENT OF CASH FLOWS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


For the nine months ended September 30, 1998 (with comparative figures for the period from the date of incorporation on September 18, 1997 to December 31,
  1997)




                                                       1998                  1997

                                                   $                      $

Cash provided by (used in)

OPERATING ACTIVITIES
Net loss for the period                             (1,620,972)             (68,140)
Items not requiring cash
  Depreciation and amortization                         46,105                  687
Funds from operations                               (1,574,867)             (67,453)
Net change in non-cash working capital
  related to operating activities [note 8]             527,389                5,861
                                                    (1,047,478)             (61,592)

INVESTING ACTIVITIES
Purchase of capital assets                            (133,901)              (3,433)
------------------------------------------------------------------------------------
                                                      (133,901)              (3,433)
------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Loan from related party                                     --               65,300
Repayment of loan from related party                   (41,561)                  --
Loan from shareholder                                1,185,575                   --
Bank overdraft                                          37,090                   --
                                                     1,181,104               65,300

INCREASE IN CASH                                            --                  275
Cash, beginning of period                                   --                   --

CASH, END OF PERIOD                                         --                  275
------------------------------------------------------------------------------------



See accompanying notes

JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


September 30, 1998








1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION



Jaws Technologies Inc. (the "Company") was incorporated under the laws of Alberta on September 18, 1997 and is engaged in the business of developing selling encryption software. The business comprises one segment for financial reporting purposes.



The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has accumulated losses from operations amounting to $1,689,113 at September 30, 1998. Management believes that additional funding will be required to finance expected operations until a market has been developed for the Company's software, and the Company is economically dependent on its parent to provide this funding. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow, to meet its obligations on a timely

JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


September 30, 1998






basis, to obtain additional financing as may be required, and ultimately to attain successful operations. However, no assurance can be given at this time as to whether the Company will achieve any of these conditions. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern for a reasonable period of time.


2. SIGNIFICANT ACCOUNTING POLICIES


The financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles. The effects of differences between accounting principles generally accepted in Canada and the United States are described in Note 9. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates and approximations which have been made using careful judgment. The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


September 30, 1998








FINANCIAL INSTRUMENTS

The carrying values of financial instruments, including cash and bank overdraft, prepaid expenses and deposits, accounts payable and accrued liabilities and due to shareholder approximate their fair values.

CAPITAL ASSETS


Capital assets are recorded at cost and are depreciated at the following annual rates which are designed to amortize the cost of the assets over their estimated useful lives



Furniture and fixtures     - 20% diminishing balance
Computer hardware          - 33% straight line
Computer software          - 33% straight line

JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


SOFTWARE DEVELOPMENT










The cost of acquired software under development has been capitalized. Subsequent expenditures required to establish that the product is technologically and commercially feasible are expensed as incurred. Amortization of acquired software costs commenced when the software became available for general release to customers. Amortization is recorded on a straight line basis over three years.

JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


September 30, 1998






STATEMENT OF CASH FLOWS

The Company has adopted the new accounting recommendation of the Canadian Institute of Chartered Accountants on cash flow statements, issued in June, 1998.

FOREIGN CURRENCY TRANSLATION

Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at rates of exchange in effect at the balance sheet date. Revenues and expenses are translated at rates of exchange prevailing on the transaction dates. The resulting exchange gains and losses on these items are reflected in income when incurred, except for gains or losses on translation of foreign currency denominated long-term debt with a fixed and ascertainable life, which are deferred and amortized over the remaining life of the debt.

JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


September 30, 1998







3. CAPITAL ASSETS



                                                    1998
                                                Accumulated         Net Book
                                  Cost          Depreciation          Value

Furniture and fixtures          $ 48,694          $  6,514          $ 42,180
Computer hardware                 69,100             5,571            63,529
Computer software                 19,540             1,374            18,166
                                --------------------------------------------
                                 137,334            13,459           123,875
                                --------------------------------------------





                                                    1997
                                                Accumulated         Net Book
                                  Cost          Depreciation          Value
                                --------------------------------------------
                                $  3,433            $ 687           $  2,746
Furniture and fixtures
                                --------------------------------------------


JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


September 30, 1998


4. SOFTWARE


The Company develops encryption software. The Company completed all coding and testing activities by July 31, 1998. The carrying value of the software is $1,166,667 net of amortization of $33,333.


5. SHARE CAPITAL


a) Authorized
   Unlimited Class "A, B, C " common shares
   Unlimited Class "D and E " non-voting common shares
   Unlimited Class "F and G" preferred shares, voting, non-cumulative redeemable and retractable
   Unlimited Class "H" preferred shares, non-voting, non-cumulative, redeemable and retractable

                                             SHARES              $

JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


September 30, 1998




b) Issued

   CLASS A COMMON SHARES




   Founders shares                                          835                 --

   Shares issued in exchange for software                   165          1,200,000
----------------------------------------------------------------------------------
   Balance, December 31, 1997 and September 30, 1998      1,000          1,200,000


--------------------------------------------------------------------------------
On October 20, 1997 the Company purchased from Jaws Software Ltd. encryption software and technology in consideration of the issuance of 165 Class A common shares of the Company valued at $1,200,000.

JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


September 30, 1998






On February 10, 1998 "E-Biz" Solutions, Inc. issued common shares to the shareholders of the Company in exchange for 100% of the outstanding common shares of the Company.


6. RELATED PARTY TRANSACTIONS


At September 30, 1998 the Company had amounts due to related parties of $23,739 (1997 - $65,300). The amounts do not carry interest and have no set repayment terms. The parties are shareholders of the Company's parent.

At September 30, 1998 the Company had amounts due to its parent, Jaws Technologies Inc., a Nevada corporation, of $1,185,575 ($819,226 U.S.). The amounts do not carry interest and have no set repayment terms.

All the above amounts represent advances received by the Company to fund its operations.


7. COMMITMENTS


The Company is committed to the following minimum lease payments under operating leases for premises and equipment:




                          $
                       ------
Remainder of
1998                    7,653
1999                   30,612
2000                   30,612
2001                    4,183
2002                    3,756
2003                      939

JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


September 30, 1998

JAWS TECHNOLOGIES INC. (AN ALBERTA CORPORATION)


                         NOTES TO FINANCIAL STATEMENTS
                     (ALL AMOUNTS ARE IN CANADIAN DOLLARS)


September 30, 1998






8. NET CHANGE IN NON-CASH WORKING CAPITAL BALANCES RELATED TO OPERATING
   ACTIVITIES

                                                       1998              1997

Accounts receivable                               $ (30,650)          $      --
Prepaid expenses and deposits                       (39,467)             (1,900)
Accounts payable and accrued liabilities            597,506               7,761
-------------------------------------------------------------------------------
                                                    527,389               5,861
-------------------------------------------------------------------------------



9. UNITED STATES ACCOUNTING PRINCIPLES

The Company's financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"). These principles, as they pertain to the Company's financial statements, differ from United States' generally accepted accounting principles ("U.S. GAAP") as follows:

In accordance with U.S. GAAP, the amount of the purchase price allocated to acquired software under development would be immediately expensed. For Canadian GAAP, the value assigned to the software is based on the fair market value of the acquired software.

For purposes of reconciliation to U.S. GAAP, the Company's potential deferred tax asset resulting from tax losses that can be carried forward to future years has been offset by a valuation allowance of an equal amount, as there is uncertainty that offsetting taxable profits will be generated in those future years. This does not result in differences between U.S. GAAP and Canadian GAAP.

If U.S. GAAP had been followed, balance sheet items would have been as follows:





                                  SEPTEMBER 30, 1998            DECEMBER 31, 1997
                               -------------------------     ------------------------
                                 CANADIAN        US             CANADIAN        US
                                   GAAP         GAAP              GAAP         GAAP
-------------------------------------------------------------------------------------

SOFTWARE                       (a) 1,200,000     --            1,200,000       --
SHAREHOLDERS' EQUITY
  Share capital                (a) 1,200,000     --            1,200,000       --



Net loss for the period, primary and fully diluted loss per share, and the cash flow from operating, investing, and financing activities following U.S. GAAP do not differ from the amounts using Canadian GAAP.

PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS





ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.



JAWS US



Indemnification of Directors and Officers



The registrant has the power to indemnify its directors and officers against liability for certain acts pursuant to the laws of Nevada, being the Registrant's state of incorporation. In addition, under the Articles of Incorporation of the Registrant, no director, officer or agent is personally liable to the corporation or its stockholders for monetary damages arising out of a breach of such person's fiduciary duty to the Registrant, unless such breach involves intentional misconduct, fraud or a knowing violation of law.



Liability of Directors and Officers. No director or officer shall be personally liable to the corporation or stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, the director or officer shall be liable to the extent provided by the applicable laws for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.



The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the corporation for or with respect to any acts or omissions of such person occurring prior to this amendment. Jaws US' Articles state that it may, in its sole discretion indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of Jaws US, to the fullest extent allowed by the Nevada General Corporation Law.



Section 78.7502 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.



To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.



The articles of incorporation of Jaws US provide that Jaws US will exercise, to the extent permitted by law, its power of indemnification, and that the foregoing right of indemnification shall not be exclusive of other rights to which a person shall be entitled as a matter of law.



Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



JAWS CANADA



Jaws Canada's Articles state that it may, in its sole discretion indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of the Corporation, to the fullest extent allowed by the Business Corporations Act (Alberta).



The Business Corporations Act (Alberta) provides that a corporation may indemnify its current and former officers and directors against reasonable expenses which, in each case, were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer or director of the corporation, if: (i) they acted honestly and in good faith; (ii) in the case of a criminal or administrative proceeding, they had no reasonable cause to believe the conduct was unlawful. Unless limited by its articles of incorporation, a corporation shall be required to indemnify an officer or who was wholly successful in defense of a proceeding, against reasonable attorneys' fees.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



The following tables sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions and non-accountable expense allowance. All of the amounts shown are estimates, except the Securities and Exchange Commission registration.



SECURITIES AND EXCHANGE COMMISSION REGISTRATION FEE.........      $    3,810.17

ACCOUNTING FEES AND EXPENSES................................      $   10,000.00

PRINTING AND ENGRAVING EXPENSES.............................      $    5,000.00

TRANSFER AGENT AND REGISTRAR (FEES AND EXPENSES)............      $    2,000.00

BLUE SKY FEES AND EXPENSES (INCLUDING COUNSEL FEES).........      $    2,000.00

OTHER LEGAL FEES AND LEGAL EXPENSES.........................      $   30,000.00

MISCELLANEOUS EXPENSES......................................      $    7,189.83
                                                                  -------------

TOTAL.......................................................      $   60,000.00
                                                                  =============





ITEM 26.   RECENT SALE OF UNREGISTERED SECURITIES.



The following securities have been sold by Jaws US since the Company's incorporation in 1997.




1. Offering Memorandum dated February 14, 1997 with a Sticker Update dated April 1, 1997 pursuant to which the Company sold 4,000,000 shares of Common Stock at $.015 per share for an aggregate investment of $60,000. The Offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). The sale of shares was to 14 investors in the state of Nevada and 27 additional investors, all of which purchases took place outside the United States.




2. Share Exchange Agreement between the Company and shareholders of Jaws Canada dated February 10, 1998 pursuant to which Jaws US issued 1,500,000 shares of Common Stock and options to purchase 400,000 shares of

Common Stock at $0.50 per share to the shareholders of Jaws Canada in exchange for all of the issued and outstanding shares of Jaws Canada.




3. Offering Memorandum dated February 18, 1998 (the "February O.M.") pursuant to which the Company sold 600,000 shares of Common Stock at $0.50 per share for an aggregate investment of $300,000. The Offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Act. The sale of shares was to 26 investors.





4. Sale pursuant to the February O.M. of 1,250,000 shares of Common Stock of the Company at $0.40 per share for an aggregate investment of $500,000 to Bristol Asset Management, LLC. The Offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Act.



5. Sale consummated April 3, 1998, of 450,000 shares of Common Stock of the Company at $0.20 per share for an aggregate investment of $90,000 to Linear Strategies Ltd. The Offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Act.



6. Sale consummated July 21, 1998 of 450,000 shares of Common Stock of the Company at $0.20 per share for an aggregate investment of $90,000 to Hampton Park Ltd. The Offering was made pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Act.



7. 10% Convertible Debenture issued to Thomson Kernaghan & Co. ("TK") dated September 25, 1998. The principal amount of the debenture is $2,000,000 which can be converted into up to 12,000,000 shares of Common Stock. In addition, as part of the compensation for the debenture, TK may receive warrants for the purchaser of up to 1,428,572 shares. To date TK has converted $210,000 into 1,912,320 shares of Common Stock. The sale of shares pursuant to the Debenture was made pursuant to an exemption provided by Regulation S promulgated under the Act. TK warranted the Debenture that it is not a "US Person," as such term is defined in Rule 902(o) of Regulation S; that the securities have not been offered to it in the United States; that it is purchasing the securities for its own account and that offers of securities of the Company shall not be made to United States persons for a period of one year from the date of the closing of all debentures offered pursuant to the agreement.




ITEM 27. EXHIBITS.



        (a) Exhibits



        The following exhibits pursuant to Rule 601 of Regulation SB are included herein.

3.1.1 Articles of Incorporation of "E-Biz" Solutions, Inc. (now Jaws US), a Nevada Corporation as amended on March 11, 1998.(1)


3.1.2   Articles of Incorporation of Jaws Canada dated September 17, 1997.(1)


3.2.1   Bylaws of E-Biz Solutions Inc. (now Jaws US) dated January 27, 1997.(1)



3.2.2 Bylaws No. 1 of Jaws Canada dated October 20, 1997 and Bylaw No. 2 of Jaws Canada dated October 20, 1997.(1)




4.1.1. Debenture Acquisition Agreement by and between Jaws US and Thomson Kernaghan & Co. Ltd. dated September 25, 1998.(1)


4.1.2 Investment Agreement by and between Jaws US and Bristol Asset Management V, LLC dated August 27, 1998.(1)




5.1.1 Jeffer, Mangels, Butler & Marmaro LLP legal opinion (to be filed by amendment).




10.1.1 Lease Agreement by and between Jaws US and The Manufacturer of Life Insurance Company dated December 15, 1997.(1)




10.1.2  Director's Agreement between Jaws US and Arthur Wong dated July 1998.(1)



----------------

(1) Filed on October 13, 1998

10.1.3 Director's Agreement between Jaws US and Julia Johnson dated July 30, 1998.(1)



10.1.4  Incentive and Non-Qualified Stock Option Plan for Jaws US.(1)



10.1.5 Master Agreement by and between the Company and A.I. Axion Internet Communications, Inc. dated November 24, 1998.



10.1.6 Master Agreement by and between the Company and Calgary On-Line dated December 1998.



10.1.7 Master Agreement by and between the Company and ABC Internet Inc. dated December 7, 1998.



10.1.8 Indemnity Agreements by and between the Company and each of Ms. Julia Johnson and Mr. Arthur Wong.




21      Subsidiaries of Issuer include: Jaws Canada.



23.1    Consent of Jeffer, Mangels, Butler & Marmaro LLP



23.2    Consent of Ernst & Young.




(1)  Filed on October 13, 1998.






Item 28.   Undertakings.



        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



                (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;


                (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.



        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.



        (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the Offering.



        Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta on the 11th day of January, 1999.


        JAWS TECHNOLOGIES INC.

        By: /s/ ROBERT KUBBERNUS

        Robert Kubbernus, Chief Executive Officer



                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Robert Kubbernus or Cameron Chell, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement for the same Offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.




   Signature                                       Capacity                      Date
   ---------                                       --------                      ----
        *                            CEO and Director                     January 11, 1999
-------------------------
Robert Kubbernus


        *                            Director/Vice President Finance      January 11, 1999
--------------------------
Cameron Chell


        *                            Director                             January 11, 1999
-------------------------
Julia Johnson


        *                            Director                             January 11, 1999
-------------------------
Arthur Wong


        *                            Vice President Marketing             January 11, 1999
-------------------------            and Sales
Mitch Tarr


        *                            Vice President Operations            January 11, 1999
-------------------------
Vera Gmitter


        *                            Vice President Technology            January 11, 1999
-------------------------
Tej Minhas


        *                            Vice President Channels              January 11, 1999
-------------------------
Garry Leitch


*By: /s/ Robert Kubbernus
-------------------------
     Robert Kubbernus
     CEO and Director

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